                                                                EXHIBIT 10.21
                                                                FALCON AGREEMENT


Note: Certain information has been omitted pursuant to a request for confidential treatment, and such confidential information has been filed separately with the United States Securities and Exchange Commission.



                       DONNELLY RECEIVABLES CORPORATION
                        RECEIVABLES PURCHASE AGREEMENT



     This Receivables Purchase Agreement dated as of November 14, 1996 is among Donnelly Receivables Corporation, a Michigan corporation (the "Seller"), the Investors, Falcon Asset Securitization Corporation ("Falcon") and The First National Bank of Chicago, as Administrative Agent. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.


                             PRELIMINARY STATEMENTS

     The Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.

     Falcon may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time.

     The Investors shall, at the request of the Seller, purchase Receivable Interests from time to time. In addition, the Investors have agreed to provide a liquidity facility to Falcon.

     The First National Bank of Chicago has been requested and is willing to act as Administrative Agent on behalf of Falcon and the Investors in accordance with the terms hereof.


                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. Purchase Facility. (a) Upon the terms and subject to the conditions hereof, the Seller may, at its option, sell and assign Receivable Interests to the Administrative Agent for the benefit of the Purchasers. Falcon may, at its option, instruct the Administrative Agent to purchase on behalf of Falcon, or if Falcon shall decline to purchase, the Administrative Agent shall purchase on behalf of the Investors, Receivable Interests from time to time during the period from the date hereof to but not including the Facility Termination Date. The Seller hereby assigns, transfers and conveys to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers, and the Administrative Agent hereby acquires all of the Seller's right, title and interest in and to the Receivable Interests.

     (b) The Seller may, upon at least five days' notice to the Administrative Agent, terminate in whole or reduce in part ratably among the Investors the unused portion of the

Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

     Section 1.2. Making Purchases. (a) The Seller shall provide the Administrative Agent with a purchase notice, in substantially the form of
Exhibit IX hereto (each a "Purchase Notice"), at least three Business Days prior to the date (the "Purchase Date") of each Incremental Purchase. A Purchase Date may occur, in the case of a Dollar Purchase, on any Business Day prior to the Facility Termination Date and, in the case of any DM Purchase, on the tenth Business Day of any month prior to the Facility Termination Date. Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested (i) Purchase Price (which shall not be less than $2,000,000, or the Dollar Equivalent thereof in the case of any DM Purchase), (ii) currency of such Purchase Price, whether Dollars or Deutsche Marks, (iii) Purchase Date and (iv) in the case of a Dollar Purchase, the duration of the initial Tranche Period and the initial Discount Rate related thereto. Following receipt of a Purchase Notice, the Administrative Agent will determine whether Falcon agrees to make the purchase. If Falcon declines to make a proposed purchase, the Seller may cancel the Purchase Notice or the Incremental Purchase of the Receivable Interests will be made by the Investors.

          (b) On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article IV, Falcon or each Investor, as applicable, shall deposit to the Facility Account, in immediately available funds and in the applicable currency, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Falcon, the aggregate Purchase Price of each Receivable Interests Falcon is then purchasing or (ii) in the case of an Investor, such Investor's Pro Rata Share of the aggregate Purchase Price of each of the Receivable Interests the Investors are purchasing.

     Section 1.3. Selection of Tranche Periods and Discount Rates. (a) Each Receivable Interest shall at all times have an associated currency (whether Dollars or Deutsche Marks), amount of Capital (in the applicable currency), Discount Rate and Tranche Period applicable to it. Not less than $2,000,000 (or the Dollar Equivalent thereof in the case of a Receivable Interest arising from a DM Purchase) of Capital may be allocated to any single Receivable Interest.

          (b) In the case of each Receivable Interest that shall have arisen by reason of a Dollar Purchase, the Seller shall request Discount Rates and Tranche Periods for such Receivable Interest in the manner described in this subsection
(b). The Seller may select the CP Rate, with the concurrence of the Administrative Agent, or the Base Rate for the Receivable Interests of Falcon and the LIBO Rate or the Base Rate for the Receivable Interests of the Investors. With respect to each expiring Tranche Period, the Seller shall give the Administrative Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period, by 9:00 a.m. (Chicago time), (i) at least three Business Days prior to the expiration of any then existing Tranche Period with respect to which the LIBO Rate is being requested as a new Discount Rate, (ii) at least two Business Days prior to the expiration of any then existing Tranche Period with respect to which the CP Rate

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is being requested as a new Discount Rate and (iii) at least one Business Day prior to the expiration of any Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate. The Administrative Agent shall advise the Seller in any instance if the Tranche Period selected by the Seller at any time is not acceptable to Falcon or the Investors, as applicable. If the Seller fails to request timely a Discount Rate and/or a Tranche Period for any Receivable Interest pursuant to the terms of this Section 1.3(b), or the Seller and the Administrative Agent fail to agree on an acceptable duration for any Tranche Period, the Discount Rate shall be the CP Rate (if Falcon is the applicable Purchaser) or the Base Rate, in the Administrative Agent's sole discretion, and the applicable Tranche Period shall be a period of one day commencing on the day requested in the Purchase Notice or the last day of the then expiring Tranche Period for such Receivable Interest, as applicable. Until the Seller gives notice to the Administrative Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to Section 2.1 shall be the Base Rate.

     (c) In the case of each Receivable Interest that shall have arisen by reason of a DM Purchase, the applicable Tranche Periods and Discount Rates shall be determined in accordance with this subsection (c). Each Tranche Period for each such Receivable Interest shall be coextensive with a Fixed Exchange Period unless the Administrative Agent shall otherwise agree. The Discount Rate in respect of each Tranche Period shall be a rate per annum determined by the Administrative Agent on or prior to the first day of such Tranche Period on the basis of (i) the cost of Dollar funds procured by the Purchaser(s) to fund and maintain such Receivable Interest and (ii) the currency hedging and exchange arrangements procured by such Purchaser(s) in order to maintain such Receivable Interest in Deutsche Marks.

     (d) If any Investor notifies the Administrative Agent that it has determined that (i) funding its Pro Rata Share of the Receivable Interests of the Investors at a LIBO Rate or maintaining an appropriate currency hedge or exchange arrangement for the purpose of maintaining any Receivable Interest that shall have arisen by reason of a DM Purchase would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (iii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Administrative Agent shall suspend the availability of such LIBO Rate and require the Seller to select a new Discount Rate for any Receivable Interest accruing Discount at such LIBO Rate.

     (e) If any Purchaser notifies the Administrative Agent that it shall not be able to make or participate in the making of any DM Purchase then being requested hereunder, or to maintain an appropriate currency hedge or exchange arrangement for the purpose of maintaining any Receivable Interest that shall have arisen from a DM Purchase or for the purpose of converting any Collections denominated in Deutsche Marks into Dollars, in any such case whether because (i) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Purchaser to do so or to convert Dollar funds into Deutsche Marks in order to do so, (ii) any material disruption shall have occurred in the credit, currency or foreign exchange markets

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in the United States or Germany (whether by reason of act of God, war, governmental intervention, strike, power or communications system failure or natural disaster) or (iii) any other event or condition beyond the reasonable control of the Purchaser, then the Administrative Agent shall suspend the availability of DM Purchases and in any such event the Purchasers shall thereafter not have any obligation to make or fund any DM Purchase. Upon its receipt of any such notice, the Administrative Agent shall declare the Liquidation Day in respect of all Receivable Interests that shall have arisen by reason of a DM Purchase.

     Section 1.4. Percentage Evidenced by Receivable Interests. Each Receivable Interest and its corresponding Currency Allocation Percentage shall be initially computed on its date of purchase. Thereafter, until its Liquidation Day, each Receivable Interest and Currency Allocation Percentage shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Liquidation Day. The variable percentage represented by any Receivable Interest and its corresponding Currency Allocation Percentage, in each case as computed (or deemed recomputed) as of the close of business on the day immediately preceding its Liquidation Day, shall remain constant at all times after such Liquidation Day.

     Section 1.5. Dividing or Combining Receivable Interests. The Seller or the Administrative Agent may, upon notice to and consent by the other received at least three Business Days prior to the end of a Tranche Period for any Receivable Interest, take any of the following actions with respect to such Receivable Interest: (i) divide the Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine the Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by such Purchaser, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, provided that, a Receivable Interest of Falcon may not be combined with a Receivable Interest of the Investors and a Receivable Interest that shall have arisen from a Dollar Purchase shall not be combined with a Receivable Interest that shall have arisen from a DM Purchase.

     Section 1.6. Reinvestment Purchases. At any time that any Collection or Collections are received by the Servicer after the initial purchase of a Receivable Interest hereunder and on or prior to the Liquidation Day of such Receivable Interest, the Seller hereby requests and, upon the terms and subject to the conditions hereof, the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of each and every Collection received by the Servicer that is part of such Receivable Interest, such reinvestment being in Receivables that shall have been acquired by the Seller pursuant to the Donnelly Transfer Agreement since the date of the last purchase or Reinvestment hereunder. Until the Administrative Agent shall otherwise direct, Collections denominated in Dollars shall be applied to a Reinvestment in respect of a Receivable Interest the Capital of which is denominated in Dollars and Collections denominated in Deutsche Marks shall be applied to a Reinvestment in respect of a Receivable Interest denominated in Deutsche Marks. The making of a Reinvestment shall not, of itself, cause any increase or decrease in, or otherwise affect, the

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Capital associated with any Receivable Interest. If, and to the extent, on any day the Seller shall have insufficient Receivables for the purpose of accommodating the Reinvestment of all Collections received on such day in the applicable currency, the Servicer shall set aside and hold in trust for the holder of each Receivable Interest such Collections until the earlier of (i) the next date on which the Seller shall acquire Receivables in such currency and shall be capable of accommodating a Reinvestment of such Collections and (ii) the next following date that is the last day of any Tranche Period for a Receivable Interest in such currency.

     Section 1.7. Liquidation Settlement Procedures. (a) On the Liquidation Day of a Receivable Interest and on each day thereafter, the Servicer shall set aside and hold in trust for the holder of such Receivable Interest all Collections received on such day that shall be denominated in the currency in which the Capital of such Receivable Interest is denominated; provided that if there shall be more than one Receivable Interest at such time the Capital of which is denominated in such currency, then the Servicer shall set aside and hold in trust for the holder or holders of the Receivable Interest that are then liquidating their respective Currency Allocation Percentage of such Collections received on such day. On the last day of each Tranche Period of a Receivable Interest after the occurrence of its Liquidation Day, the Servicer shall remit to the Administrative Agent's account the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to
Section 1.8 prior to such day, in each case (unless the Administrative Agent shall otherwise agree) in the currency in which such Collections shall have been received or deemed received; provided that the aggregate amount remitted on any day in respect of any Receivable Interest shall not exceed the sum of (i) the accrued Discount for such Receivable Interest, (ii) the Capital of such Receivable Interest, and (iii) the aggregate of all other amounts then owed hereunder by Seller to the Purchasers.

          (b) If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds first, to reimbursement of the Administrative Agent's costs of collection and enforcement of this Agreement, second, in payment of all accrued Discount for the Receivable Interests, third, in reduction of the Capital of the Receivable Interests, and fourth, in payment of all other amounts payable to the Purchasers. Notwithstanding any rule pertaining to the application of Collections set forth in this Section 1.7, the Administrative Agent may, at any time and in its discretion, allocate Collections in one currency to a Receivable Interest denominated in another currency. Collections allocated to the Receivable Interests of the Investors shall be shared ratably by the Investors in accordance with their Pro Rata Shares. Collections applied to the payment of fees, expenses, Discount and all other amounts payable by the Seller to the Administrative Agent and the Purchasers hereunder shall be allocated ratably among the Administrative Agent and the Purchasers in accordance with such amounts owing to each of them. Following the date on which the Aggregate Unpaids are reduced to zero, the Servicer shall pay to Seller any remaining Collections set aside and held by the Servicer pursuant to this Section 1.7.

     Section 1.8. Deemed Collections. If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Seller, any Designated Servicer or either Originator, or (y) reduced

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or cancelled as a result of a setoff in respect of any claim by any Person
(whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and in the currency of such Receivable. If on any day any of the representations or warranties in Article III are no longer true with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full in the applicable currency. If the Seller receives any Collections or is deemed to receive Collections pursuant to this Section 1.8 or otherwise, the Seller shall immediately pay such Collections or deemed Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Administrative Agent.

     Section 1.9. Discount; Payments and Computations, Etc. (a) Discount shall accrue for each Receivable Interest for each day occurring during the Tranche Period for such Receivable Interest. On the last day of each Tranche Period the Seller shall pay to the Administrative Agent an amount equal to the accrued and unpaid Discount for such Tranche Period.

     (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay to the Administrative Agent, for the account of the relevant Purchasers, such fees as set forth in the Fee Letter (which fees shall be sufficient to pay the Investor Fees), all amounts payable as Discount, all amounts payable pursuant to Article VIII, if any, all Servicer costs, if any, payable pursuant to Section 6.2 and on demand therefor, any Early Collection Fee. If any Person fails to pay any amount when due hereunder, such Person agrees to pay, on demand, the Default Fee.

     (c) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser they shall be paid to the Administrative Agent, for the account of such Purchaser, at (i) in the case of any Dollar-denominated amount, One First National Plaza, Chicago, Illinois 60670 and (ii) in the case of any Deutsche Mark-denominated amount, Niederlassung, Frankfurt, Germany, BLZ 503 304 00, in each case until otherwise notified by the Administrative Agent. Upon notice to the Seller, the Administrative Agent may debit the Facility Account for all amounts due and payable hereunder. Except as otherwise provided herein, all computations of Discount and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in arrears. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

     (d) Where appropriate, the Administrative Agent may designate whether any of the foregoing fees or other amounts shall be payable in Dollars or Deutsche Marks. In the event, for any reason, (i) payment on any obligation shall be remitted to the Administrative Agent or any Purchaser in a currency other than the currency designated by the Administrative Agent or

(ii) Collections in one currency are allocated to a Receivable Interest denominated in another currency pursuant to Section 1.7(b), then the Administrative Agent shall convert such payment or such Collections into such other currency using such hedging arrangements and markets as shall then be available to the Administrative Agent and as shall have been selected by the Administrative Agent in its sole discretion and the payment of such obligation or the application of such Collections to such Receivable Interest shall be deemed to have occurred only to the extent of the amount of such other currency received by the Administrative Agent or the applicable Purchaser after giving effect to such conversion.

     Section 1.10. Capital Limit. The Seller shall ensure that the Aggregate Capital at no time exceeds the Capital Limit. If on the Liquidation Day of a Receivable Interest or on any day on which the Coverage Exchange Rate is to be determined in accordance with the definition thereof, the Aggregate Capital exceeds the Capital Limit, the Seller shall immediately pay to the Administrative Agent an amount in Dollars or Deutsche Marks (as the Administrative Agent may direct) to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the Aggregate Capital does not exceed the Capital Limit. Such amount shall be applied to the reduction of the Capital of the Receivable Interests in the applicable currency. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares.

     Section 1.11. Seller's Extinguishment. The Seller shall have the right, on three (3) Business Days' written notice to the Administrative Agent, at any time following the Facility Termination Date and the reduction of the Aggregate Capital to a level that is less than ten percent (10%) of the Purchase Limit in effect on the date hereof, to repurchase from the Purchasers all, and not part, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids (which amount shall include, without limitation, any Early Collection Fee that shall arise in connection with such repurchase) through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of or against any Purchaser or the Administrative Agent.

     Section 1.12. Extensions of the Liquidity Termination Date. The Seller may, by written notice (an "Extension Request") given to the Administrative Agent not later than sixty days prior to the Liquidity Termination Date then in effect, request that such Liquidity Termination Date be extended. Each such Extension Request shall contemplate an extension of the Liquidity Termination Date then in effect to a date that is a Business Day not more than 364 days after such Liquidity Termination Date. The Administrative Agent shall promptly advise each Purchaser of its receipt of any Extension Request. Each Purchaser may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Administrative Agent by not later than the date that is 30 days prior to the Liquidity Termination Date then in effect. Failure on the part of any Purchaser to respond to an Extension Request by such date shall be deemed to be a denial of such request by such Purchaser. If all of the Purchasers shall consent in writing to a requested extension, such request shall be granted and the requested

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extension shall become effective on the Liquidity Termination Date then otherwise in effect. No extension granted under this Section 1.12 shall exceed a period of 364 days.

                                  ARTICLE II
                              LIQUIDITY FACILITY

     Section 2.1. Transfer to Investors. Each Investor hereby agrees, subject to Section 2.4, that immediately upon written notice from Falcon delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Falcon, without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of Falcon as specified by Falcon. Each Investor shall promptly pay to the Administrative Agent at an account designated by the Administrative Agent, for the benefit of Falcon, its Acquisition Amount in Dollars. Unless an Investor has notified the Administrative Agent that it does not intend to pay its Acquisition Amount, the Administrative Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Falcon in reliance upon such assumption. Falcon hereby sells and assigns to the Administrative Agent for the ratable benefit of the Investors, and the Administrative Agent hereby purchases and assumes from Falcon, effective upon the receipt by Falcon of the Falcon Transfer Price, the Receivable Interests of Falcon which are the subject of any transfer pursuant to this Article II.

     Section 2.2. Transfer Price Reduction Discount. If the Adjusted Liquidity Price is included in the calculation of the Falcon Transfer Price for any Receivable Interest, each Investor agrees that the Administrative Agent shall pay to Falcon the Reduction Percentage of any Discount received by the Administrative Agent with respect to such Receivable Interest.

     Section 2.3. Payments to Falcon. In consideration for the reduction of the Falcon Transfer Prices by the Falcon Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Receivable Interests of the Investors equals the Falcon Residual, each Investor hereby agrees that the Administrative Agent shall not distribute to the Investors and shall immediately remit to Falcon any Discount, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Receivable Interests of the Investors.

     Section 2.4. Limitation on Commitment to Purchase from Falcon. Notwithstanding anything to the contrary in this Agreement, no Investor shall have any obligation to purchase any Receivable Interest from Falcon, pursuant to
Section 2.1 or otherwise,  if:

          (i) Falcon shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon or taken any corporate action for the purpose of effectuating any of the foregoing; or

          (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Falcon by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon and such proceeding or petition shall have not been dismissed.

     Section 2.5. Defaulting Investors. If one or more Investors defaults in its obligation to pay its Acquisition Amount pursuant to Section 2.1 (each such Investor shall be called a "Defaulting Investor" and the aggregate amount of such defaulted obligations being herein called the "Falcon Transfer Price Deficit"), then upon notice from the Administrative Agent, each Investor other than the Defaulting Investors (a "Non-Defaulting Investor") shall promptly pay to the Administrative Agent, in immediately available Dollar funds, an amount equal to the lesser of (x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the Falcon Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Administrative Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that Falcon may have under applicable law, each Defaulting Investor shall pay to Falcon forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the non-Defaulting Investors, together with interest thereon, for each day from the date of the Administrative Agent's request for such Defaulting Investor's Acquisition Amount pursuant to Section 2.1 until the date the requisite amount is paid to Falcon in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%.

     Section 2.6. Hedging Arrangements. The Administrative Agent and Falcon shall take such actions as are reasonably necessary to cause Falcon's rights and interest in each hedging or exchange arrangement entered into in connection with a Receivable Interest to be transferred to the Investors upon the transfer by Falcon of such Receivable Interest to the Investors. Following the purchase by the Investors of any Receivable Interest hereunder, whether under Section 1.2 or 2.1, the Administrative Agent shall facilitate the procurement by the Investors of hedging and exchange arrangements in connection with the funding and maintenance of Receivable Interests by the Investors.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     Section 3.1. Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchasers that:


     (a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

     (b) No Conflict. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party, and the Seller's use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller (except created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document has been duly authorized, executed and delivered by the Seller.

     (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents.

     (d) Binding Effect. The Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     (e) Accuracy of Information. All information heretofore furnished by the Seller or any of its Affiliates to the Administrative Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (f)  Use of Proceeds.  No proceeds of any purchase hereunder will be used
(i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (g) Title to Receivables Purchased from Originators. Each Receivable transferred (i) by Hohe to Donnelly has been purchased by Donnelly from Hohe in accordance with the terms of the Hohe Transfer Agreement, and Donnelly has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell, such Receivable and the Related Security to the Seller, and (ii) by Donnelly to the Seller has been purchased by the Seller from Donnelly in accordance with the terms of the Donnelly Transfer Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell, such Receivable, the Related Security and the Hohe Discount. Each such Receivable has been transferred to Donnelly and to the Seller, as applicable, free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents, and there has been duly taken all other actions, necessary under the UCC (and any comparable law in the United States, Germany, Canada, Belgium, Spain, Sweden or any other country in which an Obligor of an Eligible Receivable may be located) of all applicable jurisdictions to perfect Donnelly's and the Seller's, as applicable, ownership interest in such Receivable, the Related Security and the Hohe Discount.

     (h) Good Title; Perfection. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables, Related Security with respect thereto and the Hohe Discount, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security, the Hohe Discount and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.

     (i) Places of Business. The principal places of business and chief executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on Exhibit II or such other locations notified to the Administrative Agent in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.

     (j) Collection Banks; etc. Except as otherwise notified to the Administrative Agent in accordance with Section 5.2(b), (i) the Seller has instructed, or has caused the Originators to instruct, all Obligors to pay all Collections directly to a lock-box listed on Exhibit III or, in the case of wire-transfers on Deutsche Mark-denominated Receivables, to the concentration account therefor specified on Exhibit III, (ii) proceeds from any such lock-boxes are deposited directly by a Collection Bank into a concentration account or a depository account listed on Exhibit III, (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on Exhibit III, and
(iv) each lock-box and Collection Account to which Collections are remitted is subject to a Collection Account Agreement that is in full force and effect. In the case of lock-boxes and Collection Accounts identified on Exhibit III which were established by an Originator or by any Person other than the Seller, exclusive dominion and control thereof has been transferred to the Seller. The Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any lock-box or Collection Account, or the right to take dominion and control of any lock-box or Collection Account at a future time or upon the occurrence of a future event.

     (k) Material Adverse Effect. Since June 29, 1996, no event has occurred which would have a Material Adverse Effect.

     (l) Names. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than those listed on Exhibit II.

     (m) Actions, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or either Originator, or any of the respective properties of the Seller or either Originator, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of the Seller or such Originator or (iii) materially adversely affect the ability of the Seller or such Originator to perform its obligations under the Transaction Documents. Neither the Seller nor either Originator is in default with respect to any order of any court, arbitrator or governmental body.

     (n)  Coverage.  The Aggregate Capital does not exceed the Capital Limit.

     (o) Credit and Collection Policies. With respect to each Receivable, each of the applicable Originator, the Seller and the Designated Servicer has complied in all material respects with the Credit and Collection Policy. Except as otherwise permitted under this Agreement, the Credit and Collection Policy has not been amended or modified in any material respect since the date of this Agreement.

     (p) Payments to Originator. With respect to (i) each Receivable transferred to Donnelly under the Hohe Transfer Agreement, and (ii) each Receivable transferred to the Seller under the Donnelly Transfer Agreement, Donnelly or the Seller, as applicable, has given reasonably equivalent value to the applicable Originator in consideration for such transfer of such Receivable and the Related Security with respect thereto and the Hohe Discount under the applicable Transfer Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by either Originator of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S) 101 et seq.), as amended or under any law, rule or regulation in effect in Germany or any other country in which any Obligor on any Receivable may be located, or any political subdivision thereof or jurisdiction therein, whether relating to bankruptcy, insolvency, reorganization, creditors' rights or otherwise.

     (q) Ownership of the Seller. Donnelly owns, directly or indirectly, one hundred percent (100%) of the issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Seller.

     (r)  Subsidiaries. The Seller has no Subsidiaries.

     (s) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

      Section 3.2. Investor Representations and Warranties. Each Investor hereby represents and warrants to the Administrative Agent and Falcon that:

     (a) Existence and Power. Such Investor is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

     (b) No Conflict. The execution, delivery and performance by such Investor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Investor.

     (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Investor of this Agreement.

     (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.



                                  ARTICLE IV
                            CONDITIONS OF PURCHASES

      Section 4.1. Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Administrative Agent shall have received on or before the date of such purchase those documents listed on Schedule A hereto.

      Section 4.2. Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Receivable Interest (other than pursuant to Section 2.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase, the Servicer shall have delivered to the Administrative Agent on or prior to the date of such purchase, in form and substance satisfactory to the Administrative Agent, all Settlement Reports as and when due under Section 6.5; (b) on the date of each such purchase or Reinvestment, the following statements shall be true both before and after giving effect to such Reinvestment (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

            (i) the representations and warranties set forth in Article III are correct on and as of the date of such purchase or Reinvestment as though made on and as of such date;

           (ii) no event has occurred, or would result from such purchase or Reinvestment, that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Servicer Default;

          (iii) the Liquidity Termination Date shall not have occurred, the Aggregate Capital shall not exceed the Purchase Limit, and the Aggregate Capital shall not exceed the Capital Limit; and

           (iv) in the case of any DM Purchase or any Reinvestment for a Receivable Interest that shall have arisen from a DM Purchase, the applicable Purchaser(s) shall have obtained hedging and currency arrangements in connection therewith reasonably satisfactory to such Purchaser(s).

and (c) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE V
                                   COVENANTS

      Section 5.1. Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

     (a) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent:

          (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified in a manner acceptable to the Administrative Agent by the chief financial officer of the Seller.

          (ii) Quarterly Reporting. If so requested by the Administrative Agent, within 45 days after the close of the first three quarterly periods of each of its fiscal years, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of
     Exhibit IV signed by the Seller's corporate comptroller or chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

          (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Seller, copies of all financial statements, reports and proxy statements so furnished.

          (v) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

          (vi) Notices under Transaction Documents. Forthwith upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Purchaser, copies of the same.

          (vii) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.


     (b) Notices. The Seller will notify the Administrative Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i) Servicer Defaults or Potential Servicer Defaults. The occurrence of each Servicer Default or each Potential Servicer Default, by a statement of the corporate comptroller or senior financial officer of the Seller.

          (ii) Judgment. The entry of any judgment or decree against the Seller.

          (iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Seller or to which the Seller becomes party.

          (iv) Donnelly Credit Rating. The introduction of, or any change in, any publicly announced or privately issued indicative credit rating by Standard & Poor's Ratings

     Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., the National Association of Insurance Commissioners or any other nationally recognized rating agency or similar organization with respect to any indebtedness or obligations of Donnelly at any time that Donnelly is performing any servicing responsibilities in respect of the Receivables.

     (c) Compliance with Laws. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

     (d) Audits. The Seller will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Administrative Agent upon reasonable notice, permit the Administrative Agent, or its agents or representatives (and shall cause each Originator to permit the Administrative Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or such Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller or such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's or such Originator's financial condition or the Receivables and the Related Security or the Seller's performance hereunder, or such Originator's performance under any of the other Transaction Documents, or the Seller's or such Originator's performance under the Contracts with any of the officers or employees of the Seller or such Originator having knowledge of such matters.

     (e) Keeping and Marking of Records and Books; Notation in Financial Statements.

          (i) The Seller will, and will cause each Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will cause each Originator to, give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) The Seller will, and will cause each Originator to, (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivable Interests with a legend, acceptable to the Administrative Agent, describing the Receivable Interests or, in the case of Hohe, the ownership interest of Donnelly and the Seller in the "Purchased Receivables" under and as defined in the Hohe Transfer

     Agreement and (b) upon the request of the Administrative Agent at any time following the replacement of the Seller as the Servicer hereunder, deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (iii) The Seller will note in its financial statements that Receivable Interests have been sold to the Purchasers hereunder, and will cause (a) Donnelly to note in its financial statements that its Receivables have been sold to the Seller and (b) Hohe to note in its financial statements that the "Purchased Receivables" under and as defined in the Hohe Transfer Agreement have been sold to Donnelly.

     (f) Compliance with Contracts and Credit and Collection Policy. The Seller will, and will cause each Originator to, timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Seller will, and will cause each Originator to, pay when due any taxes payable in connection with the Receivables.

     (g) Purchase of Receivables from Originators. With respect to each Receivable purchased under a Transfer Agreement, the Seller shall take (or shall cause the applicable Originator to take) all actions necessary to vest legal and equitable title to such Receivable, the Related Security and the Hohe Discount irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (and any comparable law in the United States, Germany, Canada, Belgium, Spain, Sweden or any other country in which an Obligor of an Eligible Receivable may be located) of all applicable jurisdictions to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Administrative Agent may reasonably request.

     (h) Ownership Interest. The Seller shall take all necessary action to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables, the Related Security, the Hohe Discount and Collections with respect to any of the foregoing, to the full extent contemplated herein, in favor of the Administrative Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Administrative Agent and the Purchasers hereunder as the Administrative Agent may reasonably request.

     (i) Payment to the Originators. With respect to any Receivable purchased by the Seller from Donnelly, such sale shall be effected under, and in strict compliance with the terms of, the Donnelly Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Donnelly in respect of the purchase price for such Receivable. With respect to any Receivable purchased by Donnelly from Hohe, the Seller shall cause Donnelly to effect such sale under, and in strict compliance with the terms of, the Hohe

Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Hohe in respect of the purchase price for such Receivable.

     (j) Performance and Enforcement of Transfer Agreements. The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under each Transfer Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Administrative Agent, as assignees of the Seller) under each Transfer Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in either Transfer Agreement.

     (k) Purchasers' Reliance. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from Donnelly, Hohe and other Affiliates of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Administrative Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of its Affiliates and not just a division of any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

          (i) conduct its own business in its own name and require that all full-time employees of the Seller identify themselves as such and not as employees of any of its Affiliates (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

          (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of an Affiliate of the Seller, allocate the compensation of such employee, consultant or agent between the Seller and such Affiliate on a basis which reflects the services rendered to the Seller and such Affiliate; provided, however, that the Seller may enter into written agreements with any Affiliate which allow such Affiliate to pay any employee, consultant or agent on behalf of the Seller provided the Seller agrees to reimburse such Affiliate for its allocable share of such payment;

          (iii) (A) maintain office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates), (B) clearly identify its offices (by signage or otherwise) as its offices, (C) own or lease pursuant to written leases all office furniture and equipment necessary to operate its business and (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

          (iv) conduct all transactions with each of its Affiliates (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, and allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and such Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (v) at all times have at least one member of its Board of Directors and one officer who (A) meets the qualifications set forth in the Michigan Compiled Laws Annotated (S) 450.1107(3), as in effect on the date hereof,
     (B) is not a customer or supplier of the Seller or any of its Affiliates and (C) is not a shareholder (whether direct, indirect or beneficial) holding more than 1% of the oustanding stock of any Affiliate;

          (vi) observe all corporate formalities as a distinct entity, ensure that all corporate actions are duly authorized by unanimous vote of its Board of Directors, and maintain the Seller's books and records separate from those of each of its Affiliates and otherwise readily identifiable as its own assets rather than assets of any of its Affiliates;

          (vii) prepare its financial statements separately from those of its Affiliates and ensure that any consolidated financial statements of either Originator or any Affiliate thereof that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

          (viii) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of any of its Affiliates and not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party, into which any of its Affiliates makes deposits or from which any of its Affiliates has the power to make withdrawals;

          (ix) not permit any of its Affiliates to pay any of its operating expenses (except pursuant to allocation arrangements that comply with the requirements of this Section 5.1(k));

          (x) refrain from paying dividends or making distributions, loans or other advances to any of its Affiliates (except that, commencing after October 15, 1997, dividends which are duly authorized by its Board of Directors and are in compliance with applicable law may be payable no more than once each calendar year so long as (i) such dividend is payable after October 15 of such year and (ii) no event has occurred and is continuing, or would result from such dividend, which constitutes a Servicer Default or Potential Servicer Default);

          (xi) refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceedings involving the Seller, Donnelly, Hohe, or any other Affiliate of Seller, to substantively consolidate the Seller with any such Affiliate;

          (xii) refrain from (A) guaranteeing any obligation of any of its Affiliates (B) having its obligations guaranteed by any of its Affiliates,
     (C) holding itself out as responsible for debts of any of its Affiliates or for the decisions or actions with respect to the affairs of any of its Affiliates, and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate; and

          (xiii) maintain in place all policies and procedures, and take and continue to take all action, described in the facts and assumptions set forth in the opinion letter issued by Varnum Riddering Schmidt and Howlett LLP of even date herewith relating to true sale and substantive consolidation issues, and in any certificates accompanying such opinion letter.

          (l) Collections. The Seller shall instruct (or cause the applicable Originators to instruct) all Obligors to pay all Collections directly to a lock-box listed on Exhibit III or, in the case of wire-transfers on Deutsche Mark-denominated Receivables, to the concentration account therefor specified on
Exhibit III. In the case of payments remitted to any such lock-box, the Seller shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a concentration account or a depositary account listed on
Exhibit III. The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each such lock-box, concentration account and depositary account. In the case of any Collections received by the Seller or an Originator, the Seller shall remit (or shall cause such Originator to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall cause such Originator to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Administrative Agent.

          (m) Minimum Net Worth. The Seller shall at all times maintain a net worth of not less than $2,850,000.

          (n) German Credit and Collection Policy. By no later than the date which is 90 days from the date hereof, the Seller shall deliver to the Administrative Agent a written credit and collection policy, in form and substance satisfactory to the Administrative Agent, summarizing its credit and collection policies and practices relating to Deutsche Mark-denominated Receivables and Contracts related thereto.

     Section 5.2. Negative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

     (a) Name Change, Offices, Records and Books of Accounts. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least 45 days prior notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent in connection with such change or relocation.

     (b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Collection Bank from those listed in Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Administrative Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto; provided, however, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or Collection Account that is subject to a Collection Account Agreement then in effect.

     (c) Modifications to Contracts and Credit and Collection Policy. The Seller will not make any change to the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 6.2(c), the Seller, acting as Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

     (d) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security, Hohe Discount or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Administrative Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Administrative Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or either Originator.

     (e) Nature of Business; Other Agreements; Other Indebtedness. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Transfer Agreements. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement or as expressly contemplated in the Donnelly Transfer Agreement to make payment to Donnelly for the purchase of Receivables thereunder and (iii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 5.1(k) of this Agreement.

     (f) Amendments to Transfer Agreements. The Seller shall not, without the prior written consent of the Administrative Agent, (i) cancel or terminate either Transfer Agreement, (ii) give any consent, waiver, directive or approval under either Transfer Agreement, (iii) waive any default, action, omission or breach under either Transfer Agreement, or otherwise grant any indulgence thereunder, or (iv) amend, supplement or otherwise modify any of the terms of either Transfer Agreement.

     (g) Amendments to Corporate Documents. The Seller shall not amend its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.

     (h) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

     (i) Subsidiaries. The Seller shall not establish, create, acquire or permit to exist any Subsidiary.

     (j) Deposits. The Seller shall not deposit or otherwise credit, and shall not permit an Originator or any other Person to deposit or otherwise credit, to any lock-box or Collection Account any cash or payment item other than Collections. Notwithstanding the foregoing, Hohe may, from time to time until the Administrative Agent shall otherwise direct in a written notice to the Seller, instruct its Obligors to remit payments on receivables, including receivables that do not constitute "Receivables" under this Agreement, to one or more of the lock-boxes or concentration accounts identified on Exhibit III; provided that (i) each such lock-box and concentration account shall be in the name of, and under the exclusive dominion and control of, the Seller, and (ii) at all such times a written agreement among the Seller and the Originators, satisfactory in form and substance to the Administrative Agent, shall be in effect setting forth the procedures implemented for the identification and allocation of collections on such receivables as among the Seller and the Originators.

                                  ARTICLE VI
                         ADMINISTRATION AND COLLECTION

     Section 6.1. Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 6.1. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Administrative Agent may, and at the direction of the Required Investors shall, at any time following the occurrence of a Servicer Default, designate as Servicer any Person to succeed the Seller or any successor Servicer.

     (b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Administrative Agent that it has delegated, to each Originator, as a subservicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables transferred by such Originator to Donnelly or the Seller, as applicable. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Administrative Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder, and the Administrative Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Servicer and its respective delegates and subservicers in respect thereof to be accomplished. The Seller, at all times that it is the Servicer, shall be responsible for providing its delegates and subservicers with any notice given under this Agreement.

     (c) Without the prior written consent of the Required Investors, (i) the Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than an Originator, and then such delegation shall be limited to the activities of Servicer hereunder as the same may relate to the Receivables originated by such Originator, and (ii) no Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by the Seller. If at any time the Administrative Agent shall designate as Servicer any Person other than the Seller, all duties and responsibilities theretofore delegated by the Seller to either Originator may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to the Seller.

     Section 6.2. Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article I. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Section 1.7. The Servicer shall upon the request of the Administrative Agent after the occurrence of a Liquidation Day, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Section 1.7. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

     (c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrative Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

     (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective Receivable Interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event the Seller is not the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 1.7.

     (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 6.3. Collection Notices. The Administrative Agent is authorized at any time to date and to deliver (and, at the direction of the Required Investors, the Administrative Agent shall date and deliver) to the Collection Banks, a Collection Notice under any Collection

Account Agreement. The Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such Collection Notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled to (i) endorse the Seller's (or, under authority granted to the Seller under either Transfer Agreement, an Originator's) name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller or an Originator.

     Section 6.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

     Section 6.5. Reports. On or before the seventh Business Day of each month and at such other times as the Administrative Agent shall reasonably request, the Servicer shall prepare and forward to the Administrative Agent (i) a Settlement Report as of the end of the immediately preceding fiscal month of Donnelly and (ii) if requested by the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables.



                                  ARTICLE VII
                               SERVICER DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Servicer Default:

     (a) Any Designated Servicer or the Seller shall fail (i) to make any payment or deposit required hereunder when due and such failure shall remain unremedied for one Business Day, (ii) to perform or observe in any material respect any term, covenant or agreement hereunder relating to the Receivables, the Related Security, the Hohe Discount or the Collections or (iii) to perform or observe in any material respect any term, covenant or agreement hereunder (other than as referred to in clause (i) or (ii) of this paragraph (a)) and such failure shall remain unremedied for five Business Days.

     (b) Any representation, warranty, certification or statement made by the Seller, any Designated Servicer or either Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made.

     (c)(i) The Seller, any Designated Servicer or either Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Seller, any Designated Servicer (other than Donnelly) or Hohe seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) any proceeding shall be instituted by or against Donnelly seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property unless (A) such proceeding is instituted against Donnelly and is being contested by Donnelly in good faith and by appropriate proceedings, (B) within two Michigan business days of the institution of such proceeding Donnelly shall have obtained a court order (which may include an interim order) satisfactory to the Administrative Agent and the Required Investors authorizing the continued transfer of "Receivables", "Related Assets" and "Collections" under the Donnelly Transfer Agreement and Receivable Interests hereunder in the manner (and with the effect) contemplated herein following commencement of such proceeding and granting protection to the Seller and the Purchasers against subsequent avoidance or subordination of such transfers by the trustee or any other Person in connection with such proceeding and (C) such proceeding shall be dismissed within 30 days of the institution thereof; or (iv) the Seller, any Designated Servicer or either Originator shall take any corporate action to authorize any of the actions set forth in clause (i) or (iii) above in this subsection (c);

     (d) As at the end of any calendar month, the Delinquency Ratio shall have exceeded 10% for two consecutive months.

     (e) As at the end of any calendar month, the Loss-to-Liquidation Ratio shall exceed 1%.

     (f) Either Originator (i) shall fail to perform or observe in any material respect any term, covenant or agreement contained in any other Transaction Document, after giving effect to any grace period therefor, or (ii) shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables to the applicable transferee under any Transfer Agreement to which it is party, any "Termination Event" or "Potential Termination Event" shall occur under the Donnelly Transfer Agreement, or any "German Servicer Default" or "Potential German Servicer Default" shall occur under the Hohe Transfer Agreement.

     (g)  A Change of Control shall occur.

                                 ARTICLE VIII
                                INDEMNIFICATION

      Section 8.1. Indemnities by the Seller. Without limiting any other rights which the Administrative Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Administrative Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Administrative Agent or such Purchaser) and reasonable disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

          (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (ii) Indemnified Amounts to the extent the same includes losses in respect of Eligible Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Administrative Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

             (i) any representation or warranty made by the Seller, either Originator or the Servicer (or any officers of the Seller, either Originator or the Servicer) under or in connection with this Agreement, any other Transaction Document, any Settlement Report or any other information or report delivered by the Seller, either Originator or the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

            (ii) the failure by the Seller, either Originator or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or the failure of the Seller, either Originator or the Servicer to timely and fully comply with any provision, covenant or other promise required to be observed by it under any Contract;

           (iii) any failure of the Seller, either Originator or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

            (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

             (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            (vi) the commingling of Collections of Receivables at any time with other funds;

           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or either Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

            (ix)  any Servicer Default described in paragraph (c) of Article
                  VII;

             (x) the failure to vest and maintain vested in the Administrative Agent and the Purchasers, or to transfer to the Administrative Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership (to the extent of the Receivable Interests contemplated hereunder) in the Receivables, the Related Security, the Hohe Discount and the Collections, free and clear of any Adverse Claim; or the failure of the Seller or any Originator to cause Collections to be transferable to any location outside of Germany without any set-off, deduction or other charge or encumbrance; or the failure of the Seller or any Originator to deliver Collections to the Servicer at any time;and

            (xi) any failure of the Seller or Donnelly to give reasonably equivalent value to an Originator under a Transfer Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

     If any claim which may give rise to a claim for indemnity under this
Section 8.1 is asserted against any Indemnified Party, such Indemnified Party shall give the Seller written notice of that claim. In the event any third party brings an action or proceeding against any Indemnified Party in respect of which indemnity may be sought under this Section 8.1, such Indemnified Party promptly shall give notice of that action or proceeding to the Seller and upon receipt of any such notice the Seller shall have the right and, if so requested by such Indemnified Party, the obligation to assume the defense of the action or proceeding; provided, that (i) failure of a party to give such notice shall not relieve the Seller from any of its obligations under this Section 8.1 unless that failure prejudices the defense of the action or proceeding by the Seller and (ii) the Seller shall not have the right to assume the defense of any such action or proceeding unless (a) no Servicer Default has occurred and is continuing and (b) the Seller has acknowledged to such Indemnified Party in writing its obligation to pay any indemnity claim hereunder arising in connection with such action or proceeding and has paid any Indemnified Amounts already incurred by the applicable Indemnified Parties in connection with such action or proceeding. At its own expense, an Indemnified Party may employ separate counsel and participate in any defense assumed by the Seller. Each Indemnified Party shall obtain the Seller's prior written consent to any settlement or compromise of any action or proceeding in respect of which indemnity may be sought hereunder.

      Section 8.2. Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding

Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it and such cost described in clause (i), (ii) or (iii) arises in connection with any of the transactions contemplated in this Agreement, then, upon demand by the Administrative Agent, the Seller shall pay to the Administrative Agent, for the benefit of the relevant Funding Source, a reasonable allocation of the aggregate of such amounts charged to such Funding Source or compensate such Funding Source for a reasonable allocation of the aggregate of such reduction. A statement as to such amount, prepared in good faith and in reasonable detail by the Administrative Agent and submitted by the Administrative Agent to the Seller, shall be conclusive and binding for all purposes absent manifest error in computation.

      Section 8.3. Other Costs and Expenses. The Seller shall pay to the Administrative Agent and Falcon on demand all reasonable costs and reasonable out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of Falcon's auditors auditing the books, records and procedures of the Seller, reasonable fees and reasonable out-of-pocket expenses of legal counsel for Falcon and the Administrative Agent (which such counsel may be employees of Falcon or the Administrative Agent) with respect thereto and with respect to advising Falcon and the Administrative Agent as to their respective rights and remedies under this Agreement. The Seller shall pay to the Administrative Agent on demand any and all reasonable costs and expenses of the Administrative Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Default. The Seller shall reimburse Falcon on demand for all other reasonable costs and expenses incurred by Falcon or any shareholder of Falcon ("Other Costs"), including, without limitation, the reasonable cost of auditing Falcon's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Falcon or any counsel for any shareholder of Falcon with respect to advising Falcon or such shareholder as to matters relating to Falcon's operations.

      Section 8.4. Allocations. Falcon shall allocate the liability for Other Costs among the Seller and other Persons with whom Falcon has entered into agreements to purchase interests in receivables ("Other Sellers") on the basis of the relation that the Aggregate Capital hereunder bears to the aggregate "Capital" or similar investment under all such agreements, or on such other reasonable basis as Falcon may use for such purpose in accordance with its customary practice. If any Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article VIII shall be made by Falcon in its sole discretion and shall be binding on the Seller and the Servicer.


                                  ARTICLE IX
                           THE ADMINISTRATIVE AGENT

      Section 9.1. Authorization and Action. Each Purchaser hereby designates and appoints First Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Administrative Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Administrative Agent to execute on behalf of such Purchaser (the terms of which shall be binding on such Purchaser) each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Administrative Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers contemplated hereunder.

      Section 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. As between the Administrative Agent and each Purchaser, the Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Section 9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Administrative Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Administrative Agent shall not be deemed to have knowledge of any Servicer Default or Potential Servicer Default unless the Administrative Agent has received notice from the Seller or a Purchaser.

      Section 9.4. Reliance by Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Falcon or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Purchasers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Falcon or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

      Section 9.5. Non-Reliance on Administrative Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the

Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

      Section 9.6. Reimbursement and Indemnification. The Investors agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents, but excluding any such expenses to the extent the final judgment of a court of competent jurisdiction holds that such expenses resulted from gross negligence or willful misconduct on the part of the Administrative Agent.

      Section 9.7. Administrative Agent in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Administrative Agent in its individual capacity.

      Section 9.8. Successor Administrative Agent. The Administrative Agent may, upon five days' notice to the Seller and the Purchasers, and the Administrative Agent will, upon the direction of all of the Purchasers resign as Administrative Agent. If the Administrative Agent shall resign, then the Required Investors during such five-day period shall either (i) appoint from among the Purchasers a successor agent or (ii) with the consent of the Seller, appoint a Person other than a Purchaser as the successor agent. If for any reason no successor Administrative Agent is appointed by the Required Investors during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE X
                          ASSIGNMENTS; PARTICIPATIONS

     Section 10.1. Assignments. (a) The Seller and each Investor hereby agree and consent to the complete or partial assignment by Falcon of all of its rights under, interest in, title to and obligations under this Agreement to (i) the Investors pursuant to Section 2.1, (ii) any Person that is a special purpose corporation in respect of which First Chicago is then serving as administrative or managing agent or in any similar capacity or (iii) with the prior written consent of the Seller (which consent shall not be unreasonably withheld), any other Person. In each case, upon such assignment, Falcon shall be released from its obligations so assigned. Further, the Seller and each Investor hereby agree that any assignee of Falcon of this Agreement or all or any of the Receivable Interests of Falcon shall have all of the rights and benefits under this Agreement as if the term "Falcon" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Falcon hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

     (b) Any Investor may at any time and from time to time assign to one or more Persons ("Purchasing Investors") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the Administrative Agent (the "Assignment Agreement"), executed by such Purchasing Investor and such selling Investor. The consent of Falcon, the Administrative Agent and the Seller (the Seller's consent not to be unreasonably withheld) shall be required prior to the effectiveness of any such assignment. Each assignee of an Investor must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. and must agree to deliver to the Administrative Agent, promptly following any request therefor by the Administrative Agent or Falcon, an enforceability opinion in form and substance satisfactory to the Administrative Agent and Falcon. Upon delivery of the executed Assignment Agreement to the Administrative Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Administrative Agent shall be required.

     (c) Each of the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc. (an "Affected Investor"), such Affected Investor shall be obliged, at the request of Falcon or the Administrative Agent, to assign all of its rights and obligations hereunder to
(x) another Investor or (y) another financial institution nominated by the Administrative Agent and acceptable to Falcon and the Seller (the Seller's consent not to be unreasonably withheld), and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor's Pro Rata Share of the

Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

     Section 10.2. Participations. Any Investor may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay Falcon its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, Falcon and the Administrative Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).

                                   ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1. Waivers and Amendments. (a) No failure or delay on the part of the Administrative Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 11.1(b). Falcon, the Seller and the Administrative Agent, at the direction of the Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

          (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Administrative Agent for the benefit of the Purchasers,
     (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment,
     (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable" or "Aggregate Reserve" (H) amend any hedging or currency exchange arrangement that shall have been entered into in connection with any DM Purchase hereunder, or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Administrative Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Administrative Agent, each Investor and Falcon may enter into amendments to modify any of the terms or provisions of Article II,
Article IX, Article X, Section 11.13 or any other provision of this Agreement, provided that such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Administrative Agent.

     Section 11.2 Notices. (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Administrative Agent or any Purchaser pursuant to Article I or II shall not be effective until received by the intended recipient.

     (b) The Seller hereby authorizes the Administrative Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

     Section 11.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.2 or 8.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 11.4. Protection of Ownership Interests of the Purchasers. (a)
The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Administrative Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time following the occurrence of a Servicer Default, the Administrative Agent may, or the Administrative Agent may direct the Seller to (and the Seller thereupon shall), notify the Obligors of Receivables, at any time and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee; provided that in the case of any Receivables denominated in Deutsche Marks, the Administrative Agent may direct the Seller to (and the Seller thereupon shall) notify the Obligors of such Receivables, at any time and at the Seller's expense, of the Seller's and the Purchasers' interest therein to the extent determined by the Administrative Agent to be necessary or desirable in accordance with Section 5.1(h). The Seller shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

     (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, the Administrative Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent's or such Purchaser's reasonable costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in
Section 8.3, as applicable. The Seller and the Servicer each irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer
(i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

     Section 11.5. Confidentiality. (a) The Seller and each Investor shall maintain and shall cause each of their respective employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Administrative

Agent and Falcon and their respective businesses obtained by any of them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller, each Investor and their respective officers and employees may disclose such information to their respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

     (b) Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Investors or Falcon by each other, (ii) by the Administrative Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 11.6. Bankruptcy Petition. The Seller, the Administrative Agent and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 11.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Falcon, the Administrative Agent or any Investor, no claim may be made by the Seller, the Servicer or any other Person against Falcon, the Administrative Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 11.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

     SECTION 11.9. CONSENT TO JURISDICTION. THE SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY

UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT AND THE SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST THE ADMINISTRATIVE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     SECTION 11.10. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, THE SELLER AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 11.11.  Integration; Survival of Terms.

     (a) This Agreement, the Collection Account Agreements and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     (b) The provisions of Article VIII and Section 11.6 shall survive any termination of this Agreement.

     Section 11.12. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 11.13. First Chicago Roles. Each of the Investors acknowledges that First Chicago acts, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Falcon (collectively, the "First Chicago Roles"). Without limiting the generality of this Section 11.13, each Investor hereby acknowledges and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, the giving of notice to the Administrative Agent of a mandatory purchase pursuant to Section 2.1.

     Section 11.14. Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each Purchaser and the Administrative Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Administrative Agent or any assignee thereof of any obligation of the Seller or either Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or either Originator.

     (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Administrative Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all Hohe Discount, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After a Servicer Default, the Administrative Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                      DONNELLY RECEIVABLES CORPORATION


                                      By:/s/ William R. Jellison
                                         ---------------------------
                                          William R. Jellison
                                          President
                                          414 E. 40th Street
                                          Holland, Michigan 49423



                                      FALCON ASSET SECURITIZATION CORPORATION


                                      By: /s/ Signature
                                          -----------------------------------
                                          Authorized Signatory
                                          c/o The First National Bank
                                          of Chicago, as Administrative Agent
                                          Suite 0596, 1-21
                                          One First National Plaza
                                          Chicago, Illinois  60670
                                          Fax:  (312) 732-4487



                                      THE FIRST NATIONAL BANK OF CHICAGO, as
                                      Administrative Agent


                                      By:/s/ Signature
                                         ---------------------------------------

                                      Title: Authorized Agent
                                             -----------------------------------
                                             The First National Bank of Chicago
                                             Suite 0596, 1-21
                                             One First National Plaza
                                             Chicago, Illinois  60670
                                             Fax:  (312) 732-4487

     COMMITMENTS               INVESTORS
     -----------               ---------

     $25,000,000               THE FIRST NATIONAL BANK OF CHICAGO


                               By: /s/ Signature
                                   ------------------------------

                               Title: Authorized Agent
                                      ---------------------------

                                      The First National Bank of Chicago
                                      Suite 0596, 1-21
                                      One First National Plaza
                                      Chicago, Illinois  60670
                                      Fax:  (312) 732-4487


     $25,000,000               DRESDNER BANK AG NEW YORK AND
                               GRAND CAYMAN BRANCHES


                               By: /s/ Signature
                                   ------------------------------

                               Title: Vice President
                                      ---------------------------

                               By: /s/ Signature
                                   -------------------------------

                               Title: Executive Vice President
                                      ----------------------------

                                      190 S. LaSalle Street
                                      Suite 2700
                                      Chicago, Illinois 60603
                                      Fax:  (312) 444-1305




     _____________
     _____________
     $50,000,000                      PURCHASE LIMIT

                             EXHIBITS AND SCHEDULES

EXHIBIT I        DEFINITIONS

EXHIBIT II       PRINCIPAL PLACE OF BUSINESS OF THE SELLER; LOCATION(S)
                 OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; NAMES

EXHIBIT III      LOCK-BOXES; CONCENTRATION ACCOUNTS; DEPOSITARY ACCOUNTS

EXHIBIT IV       FORM OF COMPLIANCE CERTIFICATE

EXHIBIT V        FORM OF COLLECTION ACCOUNT AGREEMENT

EXHIBIT VI       CREDIT AND COLLECTION POLICY

EXHIBIT VII      FORM OF CONTRACT(S)

EXHIBIT VIII     FORM OF SETTLEMENT REPORT

EXHIBIT IX       FORM OF PURCHASE NOTICE

EXHIBIT X        FORM OF LEGEND

EXHIBIT XI       ELIGIBLE DM OBLIGORS

EXHIBIT XII      FORM OF OBLIGOR NOTIFICATION


SCHEDULE A       LIST OF DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
                 PRIOR TO THE INITIAL PURCHASE

                                   EXHIBIT I

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition Amount" means, on the date of any purchase from Falcon of Receivable Interests pursuant to Section 2.1, (i) with respect to each Investor other than First Chicago, the lesser of (a) such Investor's Pro Rata Share of the Falcon Transfer Price and (b) such Investor's unused Commitment and (ii) with respect to First Chicago, the difference between (a) the Falcon Transfer Price and (b) the aggregate amount payable by all other Investors on such date pursuant to clause (i) above.

     "Adjusted Liquidity Price" means, in determining the Falcon Transfer Price for any Receivable Interest, an amount equal to

                                   [      NDR      ]
                  (i) DC + (ii) RI [-------------- ]
                                   [1 + (.50 X .25)]

     where:

          RI   =  the undivided percentage interest evidenced by such Receivable
                  Interest.

          DC   =  the Deemed Collections.

          NDR  =  the Outstanding Balance of all non-Defaulted Receivables.

Each of the foregoing shall be determined from the most recent Settlement Report received from the Servicer. For this purpose, "Deemed Collections" shall be an amount equal to the sum of the aggregate amount of all Dollar-denominated Deemed Collections and the aggregate Dollar Equivalent of all Deutsche Mark-denominated Deemed Collections.

     "Administrative Agent" means First Chicago in its capacity as administrative agent for the Purchasers pursuant to Article IX, and not in its individual capacity as an Investor, and any successor Administrative Agent appointed pursuant to Article IX.

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Aggregate Capital" means, at any time, the sum at such time of (i) the Dollar amount of all Capital associated with Receivable Interests that shall have arisen by reason of Dollar Purchases and (ii) the Dollar Equivalent amount of all Capital associated with Receivable Interests that shall have arisen by reason of DM Purchases.

     "Aggregate Reserve" means, [____________].

     "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid Discount, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Administrative Agent and the Purchasers at such time.

     "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

     "Average Collection Period" means at any time that period of days equal to the average maturity of the Receivables calculated by the Servicer in the then most recent Settlement Report; provided that if the Administrative Agent shall disagree with any such calculation, the Administrative Agent may recalculate the Average Collection Period.

     "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

     "Base Rate" means, (i) prior to the occurrence of a Servicer Default, a Dollar rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes, and (ii) at all times after the occurrence of a Servicer Default, such rate plus [__]% per annum.

     "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and (i) if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in Dollar deposits are carried on in the London interbank market and (ii) if the applicable Business Day relates to any payment or deposit to be made in Deutsche Marks, any DM Purchase or a Receivable Interest arising therefrom, the delivery of any Settlement Report under Section 6.5, or any conversion of Dollars into Deutsche Marks or Deutsche Marks into Dollars, any day on which dealings in Dollars and Deutsche Marks are carried on in the London interbank market and on which banks are not authorized or required to close in London, England, Frankfurt, Germany or Munich, Germany.

     "Capital" of any Receivable Interest means, at any time, (a)(i) in the case of any Receivable Interest arising from a Dollar Purchase, the Purchase Price in Dollars of such Receivable Interest, and (ii) in the case of any Receivable Interest arising from a DM Purchase, the Purchase Price in Deutsche Marks of such Receivable Interest, minus (b) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Capital; provided that such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

     "Capital Limit" means, at any time, the amount of Aggregate Capital at such time that would cause the following calculation to equal 1.00:

                                       C
                                   --------
                                   NRB - AR

          where:

          C    =  the Aggregate Capital of in respect of all Receivable
                  Interests at such time.

          NRB  =  the Net Receivables Balance.

          AR   =  the Aggregate Reserve.

     "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Donnelly; (ii) Donnelly shall cease to own, free and clear of all Adverse Claims, at least 66 2/3% of the outstanding shares of voting stock (or comparable equity interest) of Hohe on a fully diluted basis; or (iii) Donnelly shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Seller on a fully diluted basis.

     "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in paragraph (c) of Article VII (as if references to the Seller therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible,
(iv) which has been
identified by the Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 365 days or more from the original due date for such payment.

     "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

     "Collection Account Agreement" means, in relation to any actual or proposed Collection Account, an agreement in substantially the form of Exhibit V hereto.

     "Collection Bank" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

     "Collection Notice" means a notice, in substantially the form of Collection Notice contained in Exhibit V hereto, from the Administrative Agent to a Collection Bank.

     "Collections" means, with respect to any Receivable or any Hohe Discount, all cash collections and other cash proceeds in respect of such Receivable or such Hohe Discount, including, without limitation, all cash proceeds of Related Security with respect thereto, and all amounts payable to the Purchasers by the Seller pursuant to Section 1.8.

     "Commercial Paper" means promissory notes of Falcon issued by Falcon in the commercial paper market.

     "Commitment" means, for each Investor, the commitment of such Investor to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and (ii) Falcon, such Pro Rata Share not to exceed, in the aggregate, the Dollar amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

     "Concentration Limit" means, at any time, for any Obligor, an amount equal to [___]% of the Outstanding Balance of all Eligible Receivables at such time, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Administrative Agent with the consent of the Required Investors; provided that, in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that Falcon or the Required Investors may, upon not less than three Business Days' notice to the Seller, cancel any Special Concentration Limit. As of the date of this Agreement, and subject to the foregoing, each of the following Obligors (together in each case with its respective Affiliates) shall have a Special Concentration Limit at all times equal to the lesser of (i) an amount equal to [__]% of the Outstanding Balance of all Eligible Receivables at such time and (ii) the respective amount set forth below:

                                    [TABLE]

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Contract" means, with respect to any Receivable, any and all instruments, agreements, leases, invoices, shipping releases, general terms or conditions or other writings pursuant to which such Receivable arises or which evidences such Receivable.

     "Coverage Exchange Rate" means, with respect to an amount of Deutsche Marks during any Fixed Exchange Period, the forward rate of exchange quoted by the Administrative Agent for the amount in question in the London interbank foreign exchange market at or about 11:00 a.m. London time two Business Days prior to the first day of such Fixed Exchange Period for the purchase of Deutsche Marks with Dollars on the last day of such Fixed Exchange Period.

     "CP Rate" means, the rate, requested by the Seller and agreed to by Falcon, equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to the relevant Tranche Period may be sold by any placement agent or commercial paper dealer reasonably selected by Falcon, as agreed between each such dealer or agent and Falcon plus any and all applicable issuing and paying agent fees and commissions of placement agents and commercial paper dealers in respect of such Commercial Paper; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Falcon is a discount rate (or rates), the "CP Rate" for such Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from Falcon's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "Credit and Collection Policy" means the Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof, which policies and practices (i) in the case of Dollar-denominated Receivables, are summarized in Exhibit VI hereto and (ii) in the case of Deutsche Mark-denominated Receivables, shall be summarized in the written credit and collection policy delivered to the Administrative Agent by the Seller in accordance with Section 5.1(n), in each case as such policies and practices may be modified from time to time in accordance with this Agreement.

     "Currency Allocation Percentage" means, at any time, with respect to any Receivable Interest, a ratio (expressed as a percentage) equal to (i) the Capital of such Receivable Interest, divided by (ii) the aggregate Capital of all Receivable Interests (including such Receivable Interest) denominated in the same currency as such Receivable Interest.

     "Deemed Collections" means the aggregate of all amounts owing to Falcon pursuant to Sections 1.8 and 8.1.

     "Default Fee" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letter, an amount equal to interest on any such amount at a rate per annum equal to 2% above the Base Rate, together with any loss, cost or expense incurred by the Administrative Agent or any Purchaser in connection with the extension or delay of settlement on any foreign exchange contract related to such due and payable amount, provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

     "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment.

     "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables (other than Receivables owed by an Affiliate of the applicable Originator) at such time.

     "Delinquent Receivable" means a Receivable (other than a Receivable owed by an Affiliate of the applicable Originator) as to which any payment, or part thereof, remains unpaid for 60 days or more from the original due date for such payment.

     "Designated Obligor" means an Obligor indicated by the Administrative Agent to the Seller in writing.

     "Designated Servicer" means, at any time, each of the following: (i) the Servicer, if other than the Administrative Agent or a Purchaser at such time, and (ii) each Originator, if any responsibility of the Servicer hereunder shall have been delegated to such Originator.

     "Deutsche Marks" means the lawful currency of Germany.

     "Dilution Ratio" means, as of the last day of any calendar month, a percentage equal to (i) the aggregate amount (in Dollars or Dollar Equivalents) of Dilutions which shall have occurred during such month, divided by (ii) the aggregate amount of new Receivables (in Dollars or Dollar Equivalents) arising during such month.

     "Dilution Factor" means, at any time, a percentage equal to the product of
(a) two, multiplied by (b) the highest average of the Dilution Ratios for any three month period during the immediately preceding twelve months.

     "Dilutions" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount, return, pricing or warranty adjustment or otherwise, other than cash Collections on account of such Receivables.

     "Discount" means, for each Receivable Interest for any Tranche Period:

                                           AD
                                  DR x C x --
                                           yr


          where:

          DR     =  the Discount Rate for such Receivable Interest for such
                    Tranche Period;

          C      =  the Capital of such Receivable Interest during such Tranche
                    Period;

          AD     =  the actual number of days elapsed during such Tranche
                    Period;

          yr     =  (i) in the case of any Receivable Interest arising from a
                    Dollar Purchase, 360, and (ii) in the case of any Receivable
                    Interest arising from a DM Purchase, such number of days as shall apply to the applicable Discount Rate as derived from the hedging or exchange arrangements that the applicable
                    Purchaser shall have entered into to fund and maintain such Receivable Interest during such Tranche Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

     "Discount Rate" means for any Tranche Period, (i) in the case of any Receivable Interest that shall have arisen from a Dollar Purchase, the LIBO Rate, the CP Rate or the Base Rate, as applicable, and (ii) in the case of any Receivable Interest that shall have arisen by reason of any DM Purchase, such rate per annum as shall have been notified to the Seller by the Administrative Agent on or prior to the first day of such Tranche Period in accordance with
Section 1.3(c); provided in each case that from and after the occurrence of a Servicer Default, the Discount Rate in respect of each Receivable Interest and Tranche Period shall be the Base Rate.

     "Discount Factor" means [__]%.

     "DM Purchase" means a Purchase in respect of which the Purchase Price is payable in Deutsche Marks.

     "Dollars" and the sign "$" each means lawful money of the United States.

     "Dollar Equivalent" means, at any time in relation to an amount denominated in Deutsche Marks, the amount of Dollars required to purchase such amount denominated in Deutsche Marks at the Applicable Exchange Rate. "Applicable Exchange Rate" means, at any time, (i) for purposes of calculating the "Dilution Ratio", the "Loss-to-Liquidation Ratio", the "Aggregate Capital", or the "Outstanding Balance" of any Receivable, the Spot Exchange Rate in effect at such time and (ii) for all other purposes, the Coverage Exchange Rate in effect at such time.

     "Dollar Purchase" means a Purchase in respect of which the Purchase Price is payable in Dollars.

     "Donnelly" means Donnelly Corporation, a Michigan corporation.

     "Donnelly Transfer Agreement" means that certain Receivables Purchase Agreement of even date herewith between the Seller, as purchaser, and Donnelly, as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Early Collection Fee" means, for any Receivable Interest which has its Capital reduced, or its Tranche Period terminated prior to the date on which it was originally scheduled to end, the sum of (a) the excess, if any, of (i) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, over (ii) the sum of (A) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the Discount actually accrued during such period on such Capital for the new Receivable Interest, and (B) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated and (b) if applicable, the cost associated with the early reduction or termination of any foreign currency of exchange transaction that shall have been entered into by the Administrative Agent or any Purchaser in connection with the funding or maintenance of such Receivable Interest.

     "Eligible DM Obligor" means each of the Persons listed on Exhibit XI hereto, and any other Person as the Seller may from time to time request and as the Administrative Agent, in its sole discretion, may agree in writing.

     "Eligible Receivable" means, at any time, a Receivable:

          (i) the Obligor of which (a) is a corporation or other business organization, organized under the laws of the United States or Germany or any political subdivision thereof and has its chief executive office in the United States or Germany; provided that (A) in the case of any Dollar-denominated Receivables, such Obligor may be organized under the laws of, and have its chief executive office in, Canada, and (B) in the case of any Deutsche Mark-denominated Receivables, such Obligor may be organized under the laws of, and have its chief executive office in, Belgium, Spain, Sweden or any other country as may be approved in writing by the Administrative Agent with the consent of the Required Investors, such approval and consent to be given by the Administrative Agent and the Required Investors, respectively, in their sole discretion; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency,

          (ii) the Obligor of which is not the Obligor of any Charged-Off Receivable and, if such Obligor is the Obligor of any Defaulted Receivables, the aggregate Outstanding Balance of such Defaulted Receivables does not exceed an amount equal to 30% of the Outstanding Balance of all Receivables of such Obligor at such time,

          (iii) which is not a Defaulted Receivable, a Charged-Off Receivable or Delinquent Receivable,

          (iv) which by its terms is due and payable within 60 days of the original billing date therefor and has not had its payment terms extended,

          (v) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of
     Section 3(c)(5) of the Investment Company Act of 1940, as amended,

          (vi) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended,

          (vii) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

          (viii) which is denominated and payable only in Dollars in the United States or Deutsche Marks in Germany,

          (ix) which arises under a Contract in substantially the form of one of the form contracts or, in the case of a Deutsche Mark-denominated Receivable, Standard Terms set forth on Exhibit VII hereto or otherwise approved by the Administrative Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Seller and its assignees against such Obligor in accordance with its terms and, in the case of a Deutsche Mark-denominated Receivable, has not been amended, supplemented or superseded in any material respect, or in any respect whatsoever which could affect the collectibility, transferability or ownership of such Receivable by any other agreements or communications between such Obligor and the Seller other than the relevant Obligor Notification,

          (x) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract or, if any such consent is required, the Obligor shall have duly executed and delivered either (x) a consent to such transfer, sale or assignment or (y) a valid waiver of such requirement, and (B) does not contain a confidentiality provision that would have the effect of restricting the ability of the Administrative Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

          (xi) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by an Originator,

          (xii) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable,

          (xiii) as to which the applicable Originator of such Receivable has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

          (xiv) all right, title and interest to and in which has been validly transferred by the applicable Originator directly or indirectly to the Seller under and in accordance with the applicable Transfer Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim, including but not limited to, any Adverse Claim arising pursuant to a retention of title arrangement (verlangerter Eigentumsvorbehalt) or global security assignment (kreditsicherende Globalzession),

          (xv) which, together with the Contract related thereto, was created in compliance with each, and does not contravene any, law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

          (xvi) which satisfies all applicable requirements of the Credit and Collection Policy,

          (xvii) which was generated in the ordinary course of the applicable Originator's business in connection with the purchase of goods or services by the applicable Obligor from such Originator,

          (xviii) which arises solely from the sale or the provision of services to the related Obligor by the Originator that shall have transferred such Receivable directly or indirectly to the Seller, and not by any other Person (in whole or in part),

          (xix) in the case of any Receivable other than a Dollar-denominated Receivable,

               (a) such Receivable shall have arisen pursuant to a commercial transaction (Handelsgeschaft) between Hohe and the relevant Obligor and is not included in any current account arrangement (Kontokorrentabrede) between Donnelly and the related Obligor,

               (b) such Obligor is an Eligible DM Obligor,

               (c) the shipping release in respect of which, if the related Obligor is organized under, or has its chief executive office in, any country other than Germany contains the legend set forth in
               Exhibit X hereto in the relevant language of the jurisdiction where such Obligor is resident (or, if different, into the language (or languages) in which such Obligor conducts its business with Hohe), an d

               (d) in respect of which either (1) Hohe has delivered an Obligor Notification to the related Obligor and such Obligor Notification has been duly signed by Hohe, the Seller and a duly authorized signatory on behalf of such Obligor, and has been returned to Hohe not later than December 20, 1996, or (2) the related Obligor has confirmed in writing that it will pay all amounts in respect of such Receivable directly into the German Collection Account, and (in either case) the relevant Obligor in respect of which is in compliance with any obligation to make payments into the German Collection Account with respect to other Eligible Receivables of such Obligor, and

          (xx) as to which the Administrative Agent has not notified the Seller that the Administrative Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Administrative Agent.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Facility Account" means the Seller's Account No. 549-0286 at First Chicago or, in the case of any DM Purchase, such other account as the Administrative Agent may from time to time advise the Seller.

     "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date, (ii) the date the Seller shall exercise its right to repurchase the outstanding Receivable Interests pursuant to Section 1.11, (iii) any date selected by the Seller on not less than 30 days' prior written notice to the Administrative Agent, (iv) the date of the occurrence of any Servicer Default involving the Seller and of the type described in paragraph (c) of
Article VII, and (v) any date following the occurrence, and during the continuance, of any Servicer Default which the Required Investors declare to be the Facility Termination Date.

     "Falcon Residual" means the sum of the Falcon Transfer Price Reductions.

     "Falcon Transfer Price" means, with respect to the assignment by Falcon of one or more Receivable Interests to the Administrative Agent for the benefit of the Investors pursuant to Section 2.1, the sum of (i) the lesser of (a) the aggregate Dollar and Dollar Equivalent amount of the Capital of each Receivable Interest and (b) the Adjusted Liquidity Price of each Receivable Interest and
(ii) the aggregate Dollar and Dollar Equivalent amount of all accrued and unpaid Discount for such Receivable Interests.

     "Falcon Transfer Price Reduction" means in connection with the assignment of a Receivable Interest by Falcon to the Administrative Agent for the benefit of the Investors, the positive difference between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain letter agreement dated as of the date hereof between the Seller and the Administrative Agent, as it may be amended or modified and in effect from time to time.

     "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

     "First Chicago" means The First National Bank of Chicago in its individual capacity and its successors.

     "Fixed Exchange Period" means a period commencing on the date in any calendar month on which a DM Purchase may be made and ending on the date in the next following calendar month on which a DM Purchase may be made, in each case such date being determined in accordance with the terms of Section 1.2 (and whether or not a purchase is in fact being made on such date or the Facility Termination Date has occurred on or prior to such date); provided that (i) if at any time a Fixed Exchange Period would otherwise be of a duration that is less than 30 days, the Administrative Agent may direct that such Fixed Exchange Period have a longer duration not to exceed 60 days, as the Administrative Agent may elect, and (ii) the Administrative Agent may at any time, on written notice given to the Seller, direct that the Fixed Exchange Periods in effect be of a duration shorter than one calendar month (and may be as short as a period of one day). Fixed Exchange Periods shall occur sequentially, with each Fixed Exchange Period commencing on the expiration of the immediately preceding Fixed Exchange Period and ending on the commencement of the immediately next following Fixed Exchange Period.

     "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Falcon.

     "Funding Source" means (i) any Investor or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to, or currency hedging or exchange arrangement for the benefit of, Falcon.

     "German Collection Account" has the meaning assigned to that term in the Hohe Transfer Agreement.

     "Germany" means the Federal Republic of Germany.

     "Hedge Factor" means, at any time, [__________].

     "Hohe" means Donnelly Hohe GmbH & Co. KG, a company organized under the laws of Germany.

     "Hohe Discount" means all "Discount" now or at any time hereafter payable by Hohe under the Hohe Transfer Agreement, together with any "Default Fee" payable by Hohe in respect thereof.

     "Hohe Transfer Agreement" means that certain Receivables Purchase Agreement of even date herewith between Donnelly, as purchaser, and Hohe, as Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Incremental Purchase" means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Hohe Discount and the Collections.

     "Investor Fee" means, for each Investor, a fee agreed to in writing by the Administrative Agent or Falcon and such Investor.

     "Investors" means the financial institutions listed on the signature pages of this Agreement under the heading "Investors" and their respective successors and assigns.

     "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) [_____]% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

     "Liquidation Day" means, for any Receivable Interest, the earliest to occur of (i) any Business Day so designated by the Administrative Agent or the Required Investors on or at any time following any day on which the conditions precedent set forth in Section 4.2 are not satisfied, (ii) any Business Day so designated by the Seller or Falcon after the occurrence of the Termination Date,
(iii) the Business Day immediately prior to the occurrence of a Servicer Default set forth in paragraph (c) of Article VII and (iv) in the case of any Receivable Interest that shall have arisen by reason of a DM Purchase, declaration of the Liquidation Day therefor by the Administrative Agent in accordance with Section 1.3(e).

     "Liquidity Termination Date" means November 13, 1997, or such later date as shall then be in effect in accordance with Section 1.12.

     "Loss-to-Liquidation Ratio" means, as at the last day of any calendar month, a percentage equal to (i) the amount (in Dollars and Dollar Equivalents) of Charged-Off Receivables which became Charged-Off Receivables during the three calendar months then most recently ended, divided by (ii) the aggregate amount (in Dollars and Dollar Equivalents) of Collections in respect of Receivables during such three month period.

     "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business or operations of the Seller or either Originator,
(ii) the ability of the Seller or either Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Seller's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security, the Hohe Discount or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

     "Net Receivables Balance" means, at any time, the Outstanding Balance of Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

     "Obligor" means a Person obligated to make payments pursuant to a Contract.

     "Obligor Notification" means a notification in the form of Exhibit XII attached hereto.

     "Originator" means either of Donnelly or Hohe.

     "Outstanding Balance" of any Receivable at any time means (i) in the case of any Receivable denominated in Dollars, the then outstanding principal balance thereof and (b) in the case of any Receivable denominated in Deutsche Marks, the Dollar Equivalent of the then outstanding principal balance thereof.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Potential Servicer Default" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

     "Pro Rata Share" means, for each Investor, the Commitment of such Investor divided by the Purchase Limit, adjusted as necessary to give affect to the application of the terms of Section 2.5.

     "Purchase Date" has the meaning specified in Section 1.2.

     "Purchase Limit" means the aggregate of the Commitments of the Investors hereunder.

     "Purchase Price" means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to the Seller for such Receivable Interest.

     "Purchaser" means Falcon or an Investor, as applicable.

     "Receivable" means the indebtedness and other obligations owed (at the time it arises) to an Originator and owned, transferred to or otherwise held by the Seller, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator, and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

     "Receivable Interest" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to Section 1.3 in (i) all Receivables arising prior to the time of the most recent computation or recomputation of such undivided interest pursuant to Section 1.4, (ii) all Related Security with respect to such Receivables, (iii) all Hohe Discount, and (iv) all Collections with respect to, and other proceeds of, any of the foregoing. From and after the date of the initial purchase hereunder, the aggregate Receivable Interests hereunder shall at all times equal 100%. As among Purchasers, any allocation of Collections in respect of any Receivable Interests (other than in the circumstances when the applicable Currency Allocation Percentage is required to be applied) shall be made ratably such that the percentage allocated to each such Receivable Interest is equal to (i) the Dollar or Dollar Equivalent amount of Capital assigned to such Receivable Interest, divided by (ii) the aggregate Capital (in Dollars and Dollar Equivalents) assigned to all Receivable Interests at such time.

     "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

     "Reduction Percentage" means, for any Receivable Interest acquired by the Investors from Falcon for less than the Dollar or Dollar Equivalent amount of Capital of such Receivable Interest, a percentage equal to a fraction the numerator of which is the Falcon Transfer Price Reduction for such Receivable Interest and the denominator of which is the Dollar or Dollar Equivalent amount of Capital of such Receivable Interest.

     "Reference Bank" means First Chicago or such other bank as the Administrative Agent shall designate with the consent of the Seller.

     "Required Investors" means, (i) at any time that a Servicer Default has occurred and is continuing, Investors with Commitments in excess of 66-2/3% of the Purchase Limit and (ii) at any other time, the Investor then acting as Administrative Agent.

     "Related Security" means, with respect to any Receivable:

               (i) all of the Seller's present or future interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto, including, but not limited to, all of the Seller's present or future claims for re-delivery and/or return of such inventory and or goods,

               (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

               (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (iv) all service contracts and other contracts and agreements associated with such Receivables,

               (v) all Records related to such Receivables,

               (vi) all of the Seller's right, title and interest in, to and under each Transfer Agreement, the Servicing Agreement and each instrument, document or agreement executed in connection the foregoing in favor of or otherwise for the benefit of the Seller (or, if different, the applicable transferee thereunder);

               (vii) all of the Seller's retention of title rights relating to such Receivable; and

               (viii) all proceeds of any of the foregoing.

     "Reserve Requirement" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Servicer" means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.

     "Servicer Default" has the meaning specified in Article VII.

     "Servicing Agreement" means that certain Servicing Agreement of even date herewith between the Seller and Donnelly, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Settlement Report" means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 6.5.

     "Spot Exchange Rate" means, with respect to an amount of Deutsche Marks on any date, the spot rate of exchange at which Deutsche Marks may be converted into Dollars on such date, as determined by reference to the selling exchange rate published in the Wall Street Journal on such date (or, if such date is not a Business Day, on the next preceding Business Day); provided, that in the event such rate is not so published, the "Spot Exchange Rate" for such date shall be the rate of exchange quoted by the Administrative Agent in the London interbank foreign exchange market at or about 11:00 a.m. London time on such date (or, if such date is not a Business Day, on the next preceding Business
Day) for the spot purchase of  such amount of Deutsche Marks with Dollars.

     "Standard Terms" means any standard terms and conditions which govern the sale of any products or provision of any services by Hohe to an Eligible DM Obligor.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Seller.

     "Termination Date" means, for any Receivable Interest, the Facility Termination Date, and, solely with respect to a Receivable Interest of Falcon, that Business Day so designated by the Seller or Falcon by notice to the other.

     "Tranche Period" means (a) with respect to any Receivable Interest that shall have arisen from a Dollar Purchase:

          (i) if Discount for such Receivable Interest is calculated with respect to the CP Rate, a period of days not to exceed 270 days commencing on a Business Day requested by the Seller and agreed to by Falcon;

          (ii) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Administrative Agent and the Seller, commencing on a Business Day selected by the Seller or the Administrative Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

          (iii) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period of 30 days commencing on a Business Day selected by the Seller;

     (b) with respect to any Receivable Interest that shall have arisen from a DM Purchase:

          (i) a Fixed Exchange Period, or

          (ii) such other period of time as the Seller may, with the prior consent of the Administrative Agent, select.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period which commences after the Termination Date shall be of such duration as selected by the Administrative Agent.

     "Transaction Documents" means, collectively, this Agreement, the Transfer Agreements, the Servicing Agreement, each Collections Account Agreement, and all other instruments, documents and agreements executed and delivered by the Seller or either Originator in connection herewith.

     "Transfer Agreement" means either the Donnelly Transfer Agreement or the Hohe Transfer Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                  EXHIBIT II

            PLACES OF BUSINESS OF THE SELLER; LOCATIONS OF RECORDS;
               FEDERAL EMPLOYER IDENTIFICATION NUMBER(S); NAME(S)


Principal Place of Business; Chief Executive Office

     None, except:                      414 East Fortieth Street
                                        Holland, Michigan 49423


Location of Records:

     None, except:                      414 East Fortieth Street
                                        Holland, Michigan 49423

                                        Haupstrabe 36, D-97903
                                        Collenberg, Germany


Federal Employer Identification Number:

                                        38-3314469


Corporate Names, Trade Names, Assumed Names:

     None, except:                      Donnelly Receivables Corporation

                                  EXHIBIT III

                                  LOCK-BOXES;
                CONCENTRATION ACCOUNTS; AND DEPOSITARY ACCOUNTS


None, except:

a.   NBD Bank
     611 Woodward Avenue
     Detroit, MI 48226
     Lock-Box No. 78066
     Account No. 964-733

b.   Bank One, Columbus, NA
     100 E. Broad
     Columbus, OH 43271-0391
     Lock-Box No. 432710938
     Checking Account No. 931296050

c.   The First National Bank of Chicago, Frankfurt branch
     Niederlassung Frankfurt
     BLZ 503 304 00
     Account No. 100-7173

                                  EXHIBIT IV

                           [On Letterhead of Seller]

                        FORM OF COMPLIANCE CERTIFICATE

To: The First National Bank of Chicago, as Administrative Agent

     This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of November 14, 1996, among Donnelly Receivables Corporation (the "Seller"), the Purchasers party thereto and The First National Bank of Chicago, as Administrative Agent for such Purchasers (the "Agreement").

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected _____________________ of the Seller;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Servicer Default or Potential Servicer Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Purchase Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19___.

---------------------------

                        SCHEDULE I TO COMPLIANCE REPORT

A. Schedule of Compliance as of __________, 19____ with Section [5.1(m)] of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Purchase Agreement.

This schedule relates to the month ended:  _______________


     Minimum Net Worth:
     -----------------

     1.   Total assets: _________.

     2.   Total liabilities: ________.

     3.   Net Worth (item 1- item 2): _______________.

     4.   Net Worth [equals or exceeds] [is less than] $2,850,000.

                                  EXHIBIT V-A

                      FORM OF COLLECTION ACCOUNT AGREEMENT
                            FOR COLLECTION ACCOUNTS
                          LOCATED IN THE UNITED STATES

                           [On letterhead of Seller]

                               __________ 19__


[Lock-Box Bank/Concentration Bank/Depositary Bank]

     Re:  Donnelly Receivables Corporation
          [and name of applicable Originator]

Ladies and Gentlemen:

     You have exclusive control of P.O. Box #_____________ in [city, state, zip code] (the "Lock-Box") for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement] between you and _______ [Name of Originator] dated _________ (the "Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to our checking account no. __________ maintained with you in the name of [Originator] (the "Lock-Box Account").

     [Originator] hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box and the Lock-Box Account to Donnelly Receivables Corporation (the "Seller"). We hereby request that the name of the Lock-Box Account be changed to Donnelly Receivables Corporation, as "Collection Agent" for the benefit of The First National Bank of Chicago ("FNBC"), as Administrative Agent under that certain Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of November 14, 1996 among the Seller, Falcon Asset Securitization Corporation, certain financial institutions parties thereto and FNBC.

     The Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from FNBC in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to FNBC for itself and as agent (or any designee of FNBC) and FNBC will have exclusive ownership of and access to such Lock-Box Account, and neither we nor any of our affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as FNBC may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by FNBC, (iv) all services to be performed by you under the Agreement will be performed on behalf of FNBC, and (v) copies of all correspondence or other mail which you have agreed to send us will also be sent to FNBC at the following address:

          The First National Bank of Chicago
          Suite 0596, 21st Floor
          One First National Plaza
          Chicago, Illinois 60670
          Attention:  Credit Manager, Asset Backed
                       Securities Division

     Moreover, upon such notice, FNBC for itself and as agent will have all rights and remedies given to us under the Agreement. We agree, however, to continue to pay all fees and other assessments due thereunder at any time.

     You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by FNBC for the purpose of receiving funds from the Lock-Box are subject to the liens of FNBC for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against us, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

     This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument. All references herein to "we" or "us" refer to [Originator] and Donnelly Receivables Corporation.

     This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

     Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement' will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                    Very truly yours,

                    [ORIGINATOR]


                    By
                       ---------------------------------------
                    Title
                         -------------------------------------

                    DONNELLY RECEIVABLES CORPORATION


                    By
                       ----------------------------------------
                    Title
                          -------------------------------------



Acknowledged and agreed to
this ____ day of _______, 1996

[COLLECTION BANK]

By:

Title:



Acknowledged and agreed to
this ____ day of _______, 1996

THE FIRST NATIONAL BANK OF
CHICAGO (as Administrative Agent)

By
   --------------------------------

Title
      -----------------------------

                                    ANNEX A
                           FORM OF COLLECTION NOTICE

                            [On letterhead of FNBC]


                                          _____________________, 19__



[Collection Bank/Depositary Bank/Concentration Bank]


     Re:  Donnelly Receivables Corporation


Ladies and Gentlemen:

     We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [Originator], Donnelly Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ____________ (the "Lock-Box Account") maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _______________.] You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and [Originator] on our behalf.

     We appreciate your cooperation in this matter.


                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO
                    (as Administrative Agent)


                    By:
                       ---------------------------------

                    Title:
                           -----------------------------

                                  EXHIBIT V-B

                      FORM OF COLLECTION ACCOUNT AGREEMENT
                   FOR COLLECTION ACCOUNTS LOCATED IN GERMANY


                [LETTERHEAD OF DONNELLY RECEIVABLES CORPORATION]


[Date]


[Name and Address of Bank]



Dear Sirs,

                           Account No. [____________]

We refer to Account No. 1007173 (the "Account") opened with your bank in the name of Donnelly Receivables Corporation ("DRC"), on trust for the benefit of The First National Bank of Chicago (in its capacity as administrative agent of Falcon Asset Securitization Corporation ("Falcon"), the "Administrative Agent") acting on behalf of Falcon and certain other persons. We hereby notify you that, in connection with certain transactions involving certain of the trade account receivables (the "Receivables") of Donnelly Hohe GmbH & Co. KG ("Hohe"), Hohe has sold and assigned to its parent company, Donnelly Corporation, the Receivables, together with all payments of all amounts due with respect to the Receivables. Donnelly Corporation has resold and reassigned or will resell and reassign the Receivables, together with all payments of all amounts due with respect thereto, to its wholly-owned subsidiary, DRC. DRC will in turn sell interests in the Receivables to Falcon and certain other persons.

The obligors of the Receivables have been notified of the sale of the Receivables to Donnelly Corporation and to DRC. Nevertheless, the obligors may make payments in respect of the Receivables in the name of Hohe, although such payments will be made to the Account.

In connection with the foregoing, we hereby instruct you, as of the date of this
Agreement: (i) to collect the monies, checks, instruments and other items of payment mailed to or otherwise paid to the Account including, for the avoidance of doubt, any monies, checks, instruments and other items of payment with Hohe as the named payee; and (ii) endorse all checks and other evidences of payment, deposit into or otherwise credit to the Account all such monies, checks, instruments and other items of payment including, for the avoidance of doubt, any monies, checks, instruments and other items of payment with Hohe as the named payee. In respect of any monies, checks, instruments and other items of payment with Hohe as the named payee, Hohe, by its signature below, acknowledges and consents to your acting in accordance with the foregoing instructions in the name of Hohe and on its behalf, and undertakes to ratify and confirm any actions taken by you in the name of Hohe in accordance with the foregoing instructions.

In addition, we hereby request that the following terms and conditions shall apply with respect to the Account:

1. The Administrative Agent shall be granted a revocable power of attorney (widerrufliche Kontovollmacht), pursuant to which the Administrative Agent shall be entitled to operate the Account and withdraw any and all monies on deposit in the Account from time to time pursuant to your normal withdrawal procedures and the mandate signed by us in relation to the Account. The Administrative Agent may operate the Account as our agent only on the signatures of certain duly authorized officers of the Administrative
     Agent. As at the date of this letter, those duly authorized officers
     are: [                  ]. The signature of any one of the aforesaid
     persons is required to authorize any transaction related to the Account. The specimen signature of each of the aforesaid authorized signatories is set out in Annex A to this letter. Any change in the list of authorized signatories of the Administrative Agent will not be binding on you until notified to you in writing, signed by an existing authorized signatory of the Administrative Agent.

2. Hohe, shall, until you have received the Notification (as defined below) from the Administrative Agent, be granted a revocable power of attorney (widerrufliche Kontovollmacht) (the "Hohe Power of Attorney"), pursuant to which Hohe shall be entitled to operate the Account and withdraw any and all monies on deposit in the Account from time to time pursuant to your normal withdrawal procedures and the mandate signed by us in relation to the Account. Hohe may operate the Account as our agent only on the signatures of certain duly authorized officers of Hohe. As at the date of
     this letter, those duly authorized officers are: [                      ].
     [The signatures of any [two] of the aforesaid persons are required to authorize any transaction related to the Account.]/1/ The specimen signature of each of the aforesaid authorized signatories is set out in Annex A to this letter. Any change in the list of authorized signatories of Hohe will not be binding on you until notified to you in writing, signed by an officer of each of DRC, the Administrative Agent and Hohe.

3. If at any time the Administrative Agent delivers to you a written notice in the form of Annex B to this letter (which may be in the form of a facsimile and which shall be signed by an officer or director of the Administrative Agent) (the "Notification"), then the Hohe Power of Attorney shall terminate and (i) you shall no longer permit Hohe or any authorized signatory on the Account who is an officer of Hohe to make any further withdrawals of monies from the Account or otherwise deal with the Account or authorize any transactions relating to the Account, (ii) the name of the Account will be changed to the name of the

------------
/1/  Complete information in square brackets as appropriate

     Administrative Agent and the Administrative Agent will have exclusive ownership and access to the Account, including the rights to make withdrawals therefrom, (iii) you will transfer monies on deposit in the Account, at any time, as directed by the Administrative Agent and (iv) copies of all correspondence or other mail which you have agreed to send us will also be sent to the Administrative Agent at the following address:

                    The First National Bank of Chicago
                    Suite 0956, 1-21
                    One First National Plaza
                    Chicago, Illinois 60670
                    USA

                    Fax: 1 312-732-4487

4. We hereby agree that you shall in no event be held liable for any transactions relating to the Account that were authorized by an authorized signatory of Hohe prior to your receipt of the Notification.

5. Hohe has no authority to withdraw more monies from the Account than are on deposit therein at such time, and you are expressly requested to countermand any withdrawals that would so overdraw the Account.

6. You hereby represent and warrant to us that, as of the date of your signature below, you are not aware of any liens, security interests, charges, encumbrances or other rights or claims of any persons or entities to the Account other than ourselves, the Administrative Agent and the rights of Hohe created pursuant to this letter. You hereby agree that you will notify us immediately upon your becoming aware of any such liens, security interests, charges, encumbrances or other rights or claims of any third persons or entities arising on or with respect to the Account.

7. You hereby agree that you will not exercise, and you hereby waive, any right of combination, consolidation, merger, set-off, lien, security interest, charge or encumbrance whatsoever which you may have in respect of any monies standing or accruing to the credit of the Account. You further acknowledge and agree that the terms and conditions of this letter shall prevail in the event of any conflict between such terms and conditions and your standard terms and conditions applicable to the opening, operating and holding of the Account (including any standard account mandate).

Please acknowledge your consent and agreement to the terms and conditions set-forth in this letter by signing where indicated below and returning one of the
signed originals of this letter to DRC at [                          ] and to
the Administrative Agent at [                                 ].


Yours faithfully,

DONNELLY RECEIVABLES CORPORATION

By: ______________________

Title: ___________________


                                        ACKNOWLEDGED AND AGREED:

                                        [Relevant Bank]

                                        By:_____________________________


                                        Title:____________________________


                                        Date:____________________________


                                        THE FIRST NATIONAL BANK
                                        OF CHICAGO, as Administrative Agent

                                        By:_____________________________


                                        Title:____________________________


                                        Date:____________________________

                                        DONNELLY HOHE GmbH & CO. KG

                                        By:_____________________________


                                        Title:____________________________


                                        Date:____________________________

                                        DONNELLY CORPORATION

                                        By:_____________________________


                                        Title:____________________________


                                        Date:____________________________



                                        FALCON ASSET SECURITIZATION CORPORATION

                                        By:_____________________________


                                        Title:____________________________


                                        Date:____________________________

                                    ANNEX A
                             AUTHORIZED SIGNATORIES



HOHE
----

Name                                     Specimen Signature
----                                     ------------------


[                   ]                    ______________________________


[                   ]                    ______________________________


[                   ]                    ______________________________


[                   ]                    ______________________________



ADMINISTRATIVE AGENT
--------------------

Name                                     Specimen Signature
----                                     ------------------


[                   ]                    ______________________________


[                   ]                    ______________________________


[                   ]                    ______________________________


[                   ]                    ______________________________

                                    ANNEX B
                              FORM OF NOTIFICATION


                            [On letterhead of FNBC]


                                          _____________________, 19__


[Collection Bank]


     Re:  Donnelly Receivables Corporation

Ladies and Gentlemen:

     We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Donnelly Receivables Corporation, you and us, to instruct you that (i) you shall no longer permit Donnelly Hohe GmbH & Co. KG ("Hohe") or any authorized signatory on account number ____________ (the "Account") who is an officer of Hohe to make any further withdrawals of monies from the Account or otherwise deal with the Account or authorize any transactions relating to the Account and (ii) we are exercising our rights to have the name of, and to have exclusive ownership and control of, the Account transferred to us. The Account will henceforth be a zero-balance account, and funds deposited in the Account should be sent at the end of each day to
_______________.

     We appreciate your cooperation in this matter.


                                        Very truly yours,


                                        THE FIRST NATIONAL BANK OF CHICAGO
                                        (as Administrative Agent)

                                        By:___________________________________

                                        Title:__________________

                                   EXHIBIT VI

                          CREDIT AND COLLECTION POLICY

                                   (Attached)

                                  EXHIBIT VII

                              FORM OF CONTRACT(S)

                                   (Attached)

                                  EXHIBIT VIII

                           FORM OF SETTLEMENT REPORT

                                   (Attached)

                                   EXHIBIT IX

                            FORM OF PURCHASE NOTICE

                           [On Letterhead of Seller]


                                     [Date]


The First National Bank of Chicago,
  as Administrative Agent for the Purchasers parties
  to the Receivables Purchase Agreement
  referred to below
Suite 0596, 1-21
One First National Plaza
Chicago, Illinois  60670

Attention:  Asset-Backed Markets


Gentlemen:

          The undersigned, DONNELLY RECEIVABLES CORPORATION, refers to the Receivables Purchase Agreement, dated as of November 14, 1996 (the "Receivables Purchase Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Falcon Asset Securitization Corporation ("Falcon"), certain Investors parties thereto and The First National Bank of Chicago, as Administrative Agent for Falcon and such Investors, and hereby gives you notice, irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement that the undersigned hereby requests a Purchase under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Purchase (the "Proposed Purchase") as required by Section 1.2 of the Receivables Purchase Agreement:

          (i)    The Business Day of the Proposed Purchase is ___________, 19__.

          (ii) The requested Purchase Price in respect of the Proposed Purchase is [$_____________] [DM___________].

          (iii) The requested Purchaser[s] in respect of the Proposed Purchase [is Falcon] [are the Investors].

          (iii) The duration of the initial Tranche Period for the Proposed Purchase is ____________ [days] [months].

          (iv) The Discount Rate related to such initial Tranche Period is requested to be the [CP] [LIBO] [Base] Rate.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):


          (A) the representations and warranties set forth in Article III of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

          (B) no event has occurred, or would result from the Proposed Purchase that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such Proposed Purchase, that would constitute a Potential Servicer Default; and

          (iii) the Liquidity Termination Date shall not have occurred, the Aggregate Capital shall not exceed the Purchase Limit and the Aggregate Capital shall not exceed the Capital Limit.

     [A Settlement Report is attached hereto and made a part hereof.]/2/




                                         Very truly yours,

                                         DONNELLY RECEIVABLES CORPORATION



                                         By__________________________________
                                           Title:

------------
/2/  If requested by the Administrative Agent.

                                   EXHIBIT X

                                 FORM OF LEGEND



The Receivable evidenced by this Invoice/shipping documentation has been sold and assigned to Donnelly Corporation and resold and reassigned by Donnelly Corporation to Donnelly Receivables Corporation and the amount payable in respect hereof should be paid in accordance with our letter to you dated [date of relevant Obligor Notification].

                                 EXHIBIT XI

                          LIST OF ELIGIBLE DM OBLIGORS


Name of
Eligible Obligor                 Address
----------------                 -------


Audi AG                          85045 Ingolstadt, Germany

Bayerische Motorenwerke AG       Postfach 40 02 01
                                 80788 Munchen, Germany

Ford Werke AG                    Henry-Ford-Strasse 1
                                 50735 Koln, Germany

Karmann Wilhelm GmbH             Postfach 2609
                                 49016 Osnabruck, Germany

Evobus GmbH                      Postfach 2660
                                 89016 Ulm, Germany

Opel Adam AG                     Postfach 17 10
                                 65423 Russelsheim, Germany

Porsche Dr. Ing. H.C.F. AG       Postfach 40 06 40
                                 70406 Stuttgart, Germany

Rowenta Werke GmbH               Postfach 10 16 64
                                 63016 Offenbach, Germany

                                 B10-3 Erad
Saab Automobile AB               46180 Trollhaettan, Sweden

Saechsische Automobilbau GmbH    Postfach 200
                                 08125 Mosel, Germany
--------------------------------------------------------------------

Volkswagenwerk AG                Postfach
                                 38436 Wolfsburg, Germany

Volkswagenwerk Bruxelles S.A.    201, Boulevard de la Deuxieme Armee
                                 1190 Bruxelles, Belgium

Volvo Car Corporation            40508 Goteborg, Sweden

Volvo Cars Europe Industry       Postfach 2 73
                                 9000 Gent, Belgium

Alfi Zitzmann GmbH               Postfach 16 16
                                 97866 Wertheim, Germany

                                  EXHIBIT XII

                          FORM OF OBLIGOR NOTIFICATION

                                   (Attached)

                                   SCHEDULE A

             DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
                      ON OR PRIOR TO THE INITIAL PURCHASE

                                   (Attached)

================================================================================
================================================================================





                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of November 14, 1996

                                     Among

                        DONNELLY RECEIVABLES CORPORATION
                                   as Seller

                                      and

                    FALCON ASSET SECURITIZATION CORPORATION

                                      and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  as Investors

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as Administrative Agent





================================================================================
================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I
     AMOUNTS AND TERMS OF THE PURCHASES.................................  Page 1
     Section 1.1.   Purchase Facility...................................  Page 2
     Section 1.2.   Making Purchases....................................  Page 2
     Section 1.3.   Selection of Tranche Periods and Discount Rates.....  Page 2
     Section 1.4.   Percentage Evidenced by Receivable Interests........  Page 4
     Section 1.5.   Dividing or Combining Receivable Interests..........  Page 4
     Section 1.6.   Reinvestment Purchases..............................  Page 4
     Section 1.7.   Liquidation Settlement Procedures...................  Page 5
     Section 1.8.   Deemed Collections..................................  Page 6
     Section 1.9.   Discount; Payments and Computations, Etc............  Page 6
     Section 1.10.  Capital Limit.......................................  Page 7
     Section 1.11.  Seller's Extinguishment.............................  Page 7
     Section 1.12.  Extensions of the Liquidity Termination Date........  Page 7

ARTICLE II
     LIQUIDITY FACILITY.................................................  Page 8
     Section 2.1.   Transfer to Investors...............................  Page 8
     Section 2.2.   Transfer Price Reduction Discount...................  Page 8
     Section 2.3.   Payments to Falcon..................................  Page 8
     Section 2.4.   Limitation on Commitment to Purchase from Falcon....  Page 8
     Section 2.5.   Defaulting Investors................................  Page 9
     Section 2.6.   Hedging Arrangements................................  Page 9

ARTICLE III
     REPRESENTATIONS AND WARRANTIES.....................................  Page 9
     Section 3.1.   Seller Representations and Warranties...............  Page 9
     Section 3.2.   Investor Representations and Warranties............. Page 13

ARTICLE IV
     CONDITIONS OF PURCHASES............................................ Page 14
     Section 4.1.   Conditions Precedent to Initial Purchase............ Page 14
     Section 4.2.   Conditions Precedent to All Purchases and
                    Reinvestments....................................... Page 14

ARTICLE V
     COVENANTS.......................................................... Page 15
     Section 5.1.   Affirmative Covenants of Seller..................... Page 15
     Section 5.2.   Negative Covenants of Seller........................ Page 21

ARTICLE VI
     ADMINISTRATION AND COLLECTION...................................... Page 23



     Section 6.1.   Designation of Servicer............................. Page 23
     Section 6.2.   Duties of Servicer.................................. Page 24
     Section 6.3.   Collection Notices.................................. Page 25
     Section 6.4.   Responsibilities of the Seller...................... Page 25
     Section 6.5.   Reports............................................. Page 25

ARTICLE VII
     SERVICER DEFAULTS.................................................. Page 26

ARTICLE VIII
     INDEMNIFICATION.................................................... Page 27
     Section 8.1.   Indemnities by the Seller........................... Page 27
     Section 8.2.   Increased Cost and Reduced Return................... Page 30
     Section 8.3.   Other Costs and Expenses............................ Page 30
     Section 8.4.   Allocations......................................... Page 31

ARTICLE IX
     THE ADMINISTRATIVE AGENT........................................... Page 31
     Section 9.1.   Authorization and Action............................ Page 31
     Section 9.2.   Delegation of Duties................................ Page 32
     Section 9.3.   Exculpatory Provisions.............................. Page 32
     Section 9.4.   Reliance by Administrative Agent.................... Page 32
     Section 9.5.   Non-Reliance on Administrative Agent and
                    Other Purchasers.................................... Page 33
     Section 9.6.   Reimbursement and Indemnification................... Page 33
     Section 9.7.   Administrative Agent in its Individual Capacity..... Page 33
     Section 9.8.   Successor Administrative Agent...................... Page 34

ARTICLE X
     ASSIGNMENTS; PARTICIPATIONS........................................ Page 34
     Section 10.1.  Assignments......................................... Page 34
     Section 10.2.  Participations...................................... Page 35

ARTICLE XI
     MISCELLANEOUS...................................................... Page 35
     Section 11.1.  Waivers and Amendments.............................. Page 35
     Section 11.2   Notices............................................. Page 36
     Section 11.3.  Ratable Payments.................................... Page 37
     Section 11.4.  Protection of Ownership Interests of the
                    Purchasers.......................................... Page 37
     Section 11.5.  Confidentiality..................................... Page 38
     Section 11.6.  Bankruptcy Petition................................. Page 38
     Section 11.7.  Limitation of Liability............................. Page 39
     SECTION 11.8.  CHOICE OF LAW....................................... Page 39
     SECTION 11.9.  CONSENT TO JURISDICTION............................. Page 39
     SECTION 11.10. WAIVER OF JURY TRIAL................................ Page 39



     Section 11.11. Integration; Survival of Terms...................... Page 40
     Section 11.12. Counterparts; Severability.......................... Page 40
     Section 11.13. First Chicago Roles................................. Page 40
     Section 11.14. Characterization.................................... Page 40


                             EXHIBITS AND SCHEDULES

EXHIBIT I      DEFINITIONS

EXHIBIT II PRINCIPAL PLACE OF BUSINESS OF THE SELLER; LOCATION(S) OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; NAMES

EXHIBIT III    LOCK-BOXES; CONCENTRATION ACCOUNTS; DEPOSITARY ACCOUNTS

EXHIBIT IV     FORM OF COMPLIANCE CERTIFICATE

EXHIBIT V      FORM OF COLLECTION ACCOUNT AGREEMENT

EXHIBIT VI     CREDIT AND COLLECTION POLICY

EXHIBIT VII    FORM OF CONTRACT(S)

EXHIBIT VIII   FORM OF SETTLEMENT REPORT

EXHIBIT IX     FORM OF PURCHASE NOTICE

EXHIBIT X      FORM OF LEGEND

EXHIBIT XI     ELIGIBLE DM OBLIGORS

EXHIBIT XII    FORM OF OBLIGOR NOTIFICATION


SCHEDULE A     LIST OF DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
               PRIOR TO THE INITIAL PURCHASE